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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Georgia Gulf Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY MATERIALS

GEORGIA GULF CORPORATION
115 Perimeter Center Place
Suite 460
Atlanta, Georgia 30346

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2010

To the Stockholders:

        The Annual Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on May 18, 2010 at 1:30 p.m. local time for the following purposes:

  (1)
  to elect three directors to serve for a term of three years;

  (2)
  to approve an amendment to the Company's certificate of incorporation, as amended (the "Certificate") to amend Article XV to remove the requirement of plurality voting for directors;

  (3)
  to approve an amendment to Article XV of the Certificate to declassify the board of directors;

  (4)
  to approve an amendment to Article XV of the Certificate to remove the requirement of a four-fifths stockholder vote to repeal or amend such article;

  (5)
  to ratify the appointment of Deloitte & Touche LLP to serve as Georgia Gulf's independent registered public accounting firm for the year ending December 31, 2010; and

  (6)
  to transact any other business as may properly come before the meeting.

        The Board of Directors has fixed the close of business on March 26, 2010 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. Please vote before the annual meeting in one of the following ways:

  (1)
  use the toll-free number shown on your proxy card (or voting instruction card if you received the proxy materials by mail from a broker or bank);

  (2)
  visit the website shown on your proxy card or voting instruction card to vote via the Internet; or

  (3)
  complete, sign, date and return the enclosed proxy card or voting instruction card in the enclosed postage-paid envelope.

        You are cordially invited to attend the meeting. However, whether or not you plan to be personally present at the meeting, please complete, date and sign the enclosed proxy and return it promptly in the enclosed postage prepaid envelope, or vote via telephone or the Internet, to ensure your shares are represented at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting
to be Held on May 18, 2010

The proxy statement and 2009 annual report to stockholders are available at
www.edocumentview.com/GGC2010.

                      By Order of the Board of Directors

                      Joel I. Beerman
                      Vice President, General Counsel and Secretary

Dated: April     , 2010

GEORGIA GULF CORPORATION
115 Perimeter Center Place
Suite 460
Atlanta, Georgia 30346

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 18, 2010

GENERAL

        This proxy statement and the accompanying form of proxy are being furnished to the stockholders of Georgia Gulf Corporation (the "Company") on or about April     , 2010 in connection with the solicitation of proxies by our Board of Directors for use at the annual meeting of stockholders to be held on May 18, 2010 at 1:30 p.m. local time in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, and any adjournment of the meeting.

  Revoking Your Proxy Before It Is Voted

        You may revoke your proxy at any time before it is voted at the annual meeting by:

  (1)
  voting over the telephone or Internet if eligible to do so—your latest dated vote before the annual meeting will be the vote counted;

  (2)
  delivering to our Corporate Secretary a signed notice of revocation or a new proxy card with a later date; or

  (3)
  voting in person at the annual meeting.

  Voting Instructions; Ways to Vote

        The enclosed proxy card provides voting instructions for eligible stockholders. Stockholders not wishing to vote by telephone or via the Internet or whose proxy card does not mention information about telephone or Internet voting should complete the enclosed paper proxy card and return it in the enclosed postage-paid envelope. Signing and returning the proxy card or submitting the proxy by telephone or via the Internet does not affect your right to revoke your proxy or to vote in person at the annual meeting.

        If your shares are held in "street name" by a bank, broker or other nominee, you should check the voting form used by that firm to determine whether you may provide voting instructions to the bank, broker or other nominee by telephone or the Internet.

  Voting of Shares Represented by Proxies

        Unless otherwise specified, all shares represented by effective proxies will be voted in favor of:

  •
  election of the three nominees as directors;

  •
  approval of an amendment to the Company's Certificate of Incorporation (the "Certificate"), in substantially the form attached as Annex A, to remove the requirement of plurality voting for directors;

  •
  approval of an amendment to the Certificate, in substantially the form attached as Annex B, to declassify the board of directors;

  •
  approval of an amendment to the Certificate, in substantially the form attached as Annex C, to remove the four-fifths voting requirement to repeal or amend Article XV, which will be implemented only if both of the two immediately preceding proposals are also approved; and

  •
  ratification of the appointment of Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2010.

        If the proposal to remove the requirement of plurality voting for directors, the proposal to declassify the board of directors and the proposal to eliminate the four-fifths voting requirement to repeal or amend Article XV are all adopted, our Certificate will be amended as set forth in Annex D.

        Our Board of Directors does not know of any other business to be brought before the meeting, but if any other business is properly brought before the meeting, proxies will be voted upon those matters in accordance with the judgment of the person or persons acting under the proxies.

  Cost of Soliciting Proxies

        We will pay the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited in person or by telephone or facsimile by our directors and officers, who will not receive additional compensation for these services. We have retained Laurel Hill Advisory Group, LLC to assist in the solicitation of proxies in exchange for a fee of $8,000. Brokerage houses, nominees, custodians and fiduciaries will be requested to forward soliciting material to beneficial owners of stock held of record by them, and we will reimburse those persons for their reasonable expenses in doing so.

  Stockholders Who Are Entitled to Vote at the Meeting

        Only holders of record of outstanding shares of common stock of Georgia Gulf at the close of business on March 26, 2010 are entitled to notice of, and to vote at, the meeting. Each stockholder is entitled to one vote for each share of common stock held on the record date. There were 33,725,152 shares of common stock outstanding and entitled to vote on March 26, 2010.

  Vote Required to Approve Each Item

        When the holders of at least 50% of the common stock, referred to as a quorum, are represented at the meeting, the vote of the holders of a majority of the common stock present in person or represented by proxy will decide the action proposed on each matter identified in this proxy statement except (i) that directors are each elected by a plurality of votes cast and (ii) each of the amendments to Article XV of our Certificate require approval by holders of four-fifths of the common stock outstanding. Abstentions and broker "non-votes" will be counted as present in determining whether the quorum requirement is satisfied. A broker "non-vote" occurs when a nominee (such as a bank or broker) holding shares for a beneficial owner votes on one proposal pursuant to discretionary authority or instructions from the beneficial owner, but does not vote on another proposal because the nominee has not received instruction from the beneficial owner and does not have discretionary power to vote on that proposal. With respect to each proposal to be voted on at the meeting other than as set forth in (i) and (ii) above, the aggregate number of votes entitled to be cast by all stockholders present in person or represented by proxy at the meeting, whether those stockholders vote for or against the proposals, or abstain from voting, will be counted for purposes of determining the minimum number of affirmative votes required for approval of such proposals, and the total number of votes cast for each of those proposals will be counted for purposes of determining whether sufficient affirmative votes have been cast. An abstention from voting by a stockholder on a proposal other than the election of directors has the same effect as a vote against the proposal. Votes withheld, abstentions and broker non-votes, will have no effect on the outcome of the election of directors. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved.

  Attending the Annual Meeting

        To attend the meeting, you will need to bring an admission ticket (or legal proxy) and valid picture identification. If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you hold shares through an account with a bank or broker, you will need to contact your bank or broker and request a legal proxy, which will serve as your admission ticket. Cell phones must be turned off prior to entering the meeting. Cameras and video, audio or any other electronic recording devices will not be allowed in the meeting room during the annual meeting, other than for Georgia Gulf Corporation purposes.

PROPOSAL I—ELECTION OF DIRECTORS

        Our Certificate provides that the Board of Directors be divided into three classes, each consisting, as nearly as possible, of one-third of the total number of directors constituting the Board of Directors, with each class to serve for a term of three years. The following nominees, each of whom is an incumbent Class II director, are proposed for election in Class II, to serve until the Company's annual meeting of stockholders in 2013, and until their respective successors are duly elected and qualified:

  •
  Mark L. Noetzel

  •
  Stephen E. Macadam

  •
  David N. Weinstein

        Unless instructed otherwise, proxies will be voted for the election of each of the three nominees named above. If a nominee is unwilling or unable to serve (an eventuality of which we are not aware), proxies may be voted for a substitute nominee selected by the Board of Directors.

  Nominees for Election in Class II on May 18, 2010

        Mark L. Noetzel, age 52, has served as a director since September 2009 and as the non-executive chairman of the Board since January 15, 2010. He was President and Chief Executive Officer of Cilion, Inc., a venture capital backed renewable fuel company, from August 2007 to May 2009. Prior to this role, he had served in several senior positions at BP plc, including Group Vice President, Global Retail, from 2003 until 2007, Group Vice President, B2B Fuels and New Markets, during 2001 and 2002 and Group Vice President, Chemicals, from 1997 until 2001. Prior to those senior management roles with BP plc, Mr. Noetzel served in other management and non-management roles with Amoco from 1981 until BP plc acquired Amoco in 1998. Mr. Noetzel earned a Bachelor's degree from Yale University and a Masters of Business Administration from the Wharton School at the University of Pennsylvania.

        Stephen E. Macadam, age 49, has served as a director since September 2009. He has been Chief Executive Officer of Enpro Industries, a leading provider of engineered industrial products for processing, general manufacturing and other industries worldwide since April 2008. Prior to this role, he served as Chief Executive Officer of BlueLinx Holdings from October 2005 until February 2008, and as Chief Executive Officer of Consolidated Container Company from August 2001 to October 2005. Prior to August 2001, Mr. Macadam served as Executive Vice President, Pulp and Paperboard, of Georgia-Pacific Corporation beginning in 1998. Mr. Macadam earned a Masters degree in Finance from Boston College and a Masters of Business Administration from Harvard Business School. Mr. Macadam is a director of Enpro Industries, Inc.

        David N. Weinstein, age 50, has served as a director since September 2009. He has been a business consultant specializing in reorganization activities since September 2008. Prior thereto, Mr. Weinstein served as Managing Director and Group Head, Debt Capital Markets-High Yield and Leverage Finance at Calyon Securities from March 2007 to August 2008. Before assuming that role,

Mr. Weinstein was a consultant specializing in business reorganization and capital market activities from September 2004 to February 2007. Prior thereto, Mr. Weinstein was a Managing Director and Head of High Yield Capital Markets at BNP Paribas, BankBoston Securities and Chase Securities, Inc., and head of the capital markets group in the High Yield Department at Lehman Brothers. Mr. Weinstein earned a Bachelors degree from Brandeis University and a Juris Doctorate from Columbia University School of Law. Mr. Weinstein served as the Chairman of the Board of Directors of Pioneer Companies, Inc. from January 2002 to December 2005, the Chairman of the Board of Directors of York Research Corp. from November 2002 to June 2004, and as a director of Interstate Bakeries Corporation from August 2006 to January 2007. Mr. Weinstein is a director of Granite Broadcasting Corporation.

  Class III Directors Serving Until 2011

        Wayne C. Sales, age 60, has served as a director since September 2007. He was President and Chief Executive Officer of Canadian Tire Corporation from 2000 to June 30, 2006 and also served as vice chairman from 2006 to June 30, 2007. Mr. Sales is a director of SUPERVALU, Inc. and Tim Hortons, Inc.

        Robert M. Gervis, age 49, has served as a director since September 2009. He founded Epilogue, LLC, a private advisory firm, and has served as President since April 2009. Prior to this role, he served in various senior executive positions at Fidelity Investments from 1994 to March 2009; and before Fidelity, Mr. Gervis was a partner in the international law firm of Weil, Gotshal & Manges. Mr. Gervis earned a Juris Doctorate from The George Washington University in Washington, D.C. and a Bachelor's degree in Industrial Engineering from Lehigh University. Mr. Gervis is also a CFA charterholder.

  Class I Directors Serving Until 2012

        Paul D. Carrico, age 59, has been a director and has served as our President and Chief Executive Officer since February 2008. Prior thereto, he had served as Vice President, Chemicals and Vinyls since October 2006, Vice President, Polymer Group from May 2005 until October 2006 and Business Manager, Resin Division from 1999, when he joined the Company, until May 2005.

        Patrick J. Fleming, age 66, has served as a director since February 2000 and served as non-executive Chairman of the Board of Directors from February 14, 2008 to January 15, 2010. Mr. Fleming has been an energy consultant since retiring from Texaco Inc. in January 2000. In 1998 and 1999, he served as the Managing Director and Chief Executive Officer of Calortex Inc., a joint venture between Texaco, Calor Gas and Nuon International, and resided in the United Kingdom. From 1994 to December 1997, Mr. Fleming was President of Texaco Natural Gas, Inc.

        T. Kevin DeNicola, age 55, has served as a director since September 2009. Mr. DeNicola has been Chief Financial Officer of Kior, Inc., a biofuels business, since November 2009. Prior to that role, he served as Senior Vice President and Chief Financial Officer at KBR, Inc., a leading global engineering, construction and services company supporting the energy, hydrocarbon, government services and civil infrastructure sectors from June 2008 through September 2009. Prior to this role, he served in various positions, including Senior Vice President and Chief Financial Officer at Lyondell Chemical Company ("Lyondell") from May 2002 to December 2007. Subsequent to Mr. DeNicola's departure from Lyondell, but within the two-year period thereafter, Lyondell filed a petition for reorganization under the Federal bankruptcy laws. Mr. DeNicola earned a Masters degree in Chemical Engineering from the University of Virginia and a Masters of Business Administration from Rice University. Mr. DeNicola is a director of Comerica, Incorporated.

Qualifications to Serve As Director

        Listed below is a description of certain specific experiences, qualifications, attributes or skills possessed by each director that, in the opinion of the nominating and governance committee and the Board, qualify that individual to serve as a director of the Company.

        Paul D. Carrico has served in various management positions with the Company for more than ten years, culminating with his appointment as Chief Executive Officer in February 2008. This gives him unique knowledge of the Company's history and the opportunities and challenges associated with the Company's businesses and operations, as well as the ability to serve as an effective liaison between the Company's management team and the Board. In addition, Mr. Carrico had more than twenty-four years of experience in the chemical industry before joining the Company. Mr. Carrico's familiarity with the Company, the chemical industry and the various customers, competitors and vendors who participate in the industry makes him uniquely qualified to serve as a director of the Company.

        T. Kevin DeNicola has served as Chief Financial Officer of three diverse, complex businesses: (i) his current employer, a biofuels business; (ii) a global engineering and construction firm; and (iii) a large chemicals company. Mr. DeNicola was employed by that chemicals company for nearly 17 years, where, in addition to serving as Senior Vice President and Chief Financial Officer, he served, at various times, as Director of Investor Relations, Vice President of Corporate Development and as Assistant Treasurer. Mr. DeNicola's significant experience as the Chief Financial Officer of various companies provides him with a solid platform from which he, as Chairman of the audit committee, can advise and consult with the Board and Company management on financial, accounting and audit-related matters, as well as matters related to effective internal controls. In addition, substantial experience in various management positions with a chemicals company provides Mr. DeNicola with the added qualification of expertise within one of the primary industries in which the Company operates.

        Patrick J. Fleming has served as a director of the Company for more than ten years, during which he served as the non-executive chairman of the Board for twenty-three months. This experience gives him unique knowledge of the Company's history and the opportunities and challenges associated with the Company's businesses and operations. In addition, Mr. Fleming's experience as managing director and Chief Executive Officer of a complex, international joint venture in the gas industry, as well as his experience in various senior management positions in the natural gas industry before that, give him a unique and important understanding of, and insight into, the industry that supplies the Company with one of its most critical energy requirements, natural gas, including an understanding of the factors impacting the pricing, availability, distribution and logistics related thereto.

        Robert M. Gervis spent twelve years managing businesses and senior executives, including investment professionals charged with evaluating a wide range of investment opportunities, and operating and managing those investments once they are acquired or made. Mr. Gervis' management experience during his tenure with Fidelity Investments included serving as (i) Chief Executive Officer of an oil and natural gas exploration and production company; (ii) Chief Operating Officer of a full-service real estate development and investment company that specialized in the acquisition, design, development and management of high-profile projects in both the United States and foreign markets; and (iii) Managing Director of a private equity division that invested in a broad range of industries, including technology, biotechnology, real estate, oil and gas exploration and production and telecommunications. These positions, combined with the sophisticated transactional work Mr. Gervis managed while he was a partner at the international law firm of Weil, Gotshal & Manges, gives Mr. Gervis significant insight into, and understanding of, the methods and processes used to assess and evaluate potential investment opportunities and other complex transactions that may be presented to the Company. In addition, because Mr. Gervis has served on many boards of directors he has substantial experience regarding how boards can and should effectively oversee and manage companies, and a significant understanding of governance issues.

        Stephen E. Macadam has nearly ten years of experience serving in the position of Chief Executive Officer for large, publicly-traded companies with complex manufacturing and/or distribution, logistics, sales and marketing functions and operations. Importantly, Mr. Macadam has served as the Chief Executive Officer of a leading North American building products distribution company. In addition, he has served in senior management roles within the packaging industry, an important industry into which the Company's products are sold. Mr. Macadam's senior management experience in industries that are highly relevant to the Company's businesses makes him an important asset to the Board. In addition, as a result of being the Chief Executive Officer of three separate publicly-traded companies, Mr. Macadam has a significant understanding of governance issues and trends that currently impact the Company, or may impact it in the future.

        Mark L. Noetzel has nearly two decades of experience serving in senior executive management roles with large, international businesses within the energy and fuel industries. In those roles, Mr. Noetzel's responsibilities have included managing distribution, logistics, operations and retailing functions covering twenty different countries for a business with $65 billion of annual sales. Mr. Noetzel also has served as a senior manager with a large international chemical company. This broad and significant business experience makes Mr. Noetzel qualified to serve not only as a director, but also as the Chairman of the Board.

        Wayne C. Sales served in senior management positions for the largest hard-goods retailer in Canada (Canadian Tire Corporation, Limited) for more than 16 years, including serving as Chief Executive Officer from 2000 to 2006, a period during which that company's sales increased from $7 billion to more than $9 billion. Mr. Sales was responsible for managing the supply chain functions of this large, complex Canadian company, including distribution, logistics and transportation, and also managed the functions of procurement, merchandising, market research and advertising. Given his experience, Mr. Sales' advice and guidance regarding the Company's significant assets, operations and sales in Canada is especially valuable. In addition, Mr. Sales has served, and continues to serve, on the board of two other publicly-traded companies, and thus, brings to the Board valued experience addressing many public-company board issues.

        David N. Weinstein has nearly two decades of experience in the area of capital markets and other finance-related fields, where he has served in the positions of managing director and head of capital markets for several large, prestigious firms. Mr. Weinstein offers significant financial acumen and an understanding of capital-related matters that are important to the Company's success, and to Mr. Weinstein's leadership of the finance committee. Additionally, Mr. Weinstein also brings to the Board substantial experience addressing public-company board issues, such as governance matters and trends, having served as chairman of a publicly-traded chemical company that was one of the largest chlor-alkali producers in the United States.

Independence of Directors; Corporate Governance Guidelines

        Georgia Gulf's Corporate Governance Guidelines require that a majority of our directors meet the independence standards of applicable law and the New York Stock Exchange listing requirements. The Board of Directors has determined that each of Messrs. Noetzel, DeNicola, Fleming, Gervis, Macadam, Sales and Weinstein meet these standards for independence and are independent of management. Our Corporate Governance Guidelines, as well as our Code of Business Ethics, are publicly available on our website at www.ggc.com under "Investors—Governance" or available in print to any stockholder by contacting Investor Relations, Georgia Gulf Corporation at 115 Perimeter Center Place, Atlanta, Georgia 30346 or by phone (770) 395-4500.

Executive Sessions

        Georgia Gulf's governance guidelines require that non-employee directors meet at regularly scheduled executive sessions without management. Mr. Noetzel, the non-executive Chairman of the Board, presides at those sessions. Stockholders may communicate with these directors in the manner described under "Communications with Directors" below.

Compensation of Directors

        Through June 30, 2009, our directors who were not executive officers were paid an annual fee of $40,000, were paid attendance fees of $1,500 per meeting, and were also reimbursed for travel expenses. In addition, the Board's non-employee Chairman was paid an additional annual fee of $80,000.

        Currently, each non-employee director is paid an annual fee of $70,000, and is reimbursed for travel expenses. In addition, the Board's non-employee Chairman is paid an additional annual fee of $80,000, the chairman of the audit committee is paid an additional annual fee of $20,000, and the chairman of each other committee of the Board is paid an additional annual fee of $10,000. No additional fees per meeting are paid. Non-employee directors are also eligible to participate in our 2009 equity and performance incentive plan. Compensation of directors is determined by the Board of Directors following a recommendation by the nominating and governance committee, which is advised by a compensation consultant engaged by the leadership development and compensation committee.

        The table below details compensation provided to all non-employees who served as members of our Board of Directors in 2009. For information on the compensation paid to Mr. Carrico, see the Summary Compensation Table elsewhere in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(5)	Total ($)
Mark L. Noetzel	5,833	—	5,833
Dennis M. Chorba(1)	30,083	6,064	36,148
T. Kevin DeNicola	7,083	—	7,083
Patrick J. Fleming	120,500	6,064	126,564
Robert M. Gervis	6,667	—	6,667
Charles L. Henry(1)	29,667	6,064	35,731
Yoshi Kawashima(1)	28,833	6,064	34,898
Stephen E. Macadam	5,833	—	5,833
Wayne C. Sales	43,000	6,064	49,064
Jerry R. Satrum(2)	40,500	6,064	46,564
Robert A. Schriesheim(3)	5,833	—	5,833
Clarence E. Terry(4)	—	6,064	6,064
David N. Weinstein	6,667	—	6,667

(1)
Resigned from the Board effective July 27, 2009.

(2)
Resigned from the Board effective September 13, 2009.

(3)
Resigned from the Board effective January 14, 2010.

(4)
Resigned from the Board effective March 27, 2009.

(5)
Reflects the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718 (formerly FAS 123R). See note 14 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for certain assumptions underlying the value of awards.

The Audit Committee

        The audit committee of the Board of Directors is currently comprised of T. Kevin DeNicola (Chairman), Patrick J. Fleming and Stephen E. Macadam. The Board has determined that T. Kevin DeNicola is an "audit committee financial expert" as that term is defined by Securities and Exchange Commission ("SEC") regulations. The primary functions of the audit committee are to review the adequacy of the system of internal controls and management information systems, to review the results of our independent registered public accounting firm's quarterly reviews of our interim financial statements, and to review the planning and results of the annual audit with our independent registered public accounting firm. This committee held 14 meetings in 2009. The audit committee has a written charter, which is publicly available on our website at www.ggc.com under "Investors—Governance" or available in print to any stockholder by contacting Investor Relations, Georgia Gulf Corporation at 115 Perimeter Center Place, Atlanta, Georgia 30346 or by phone (770) 395-4500.

The Finance Committee

        The finance committee of the Board of Directors is currently comprised of David N. Weinstein (Chairman), Robert M. Gervis and Mark L. Noetzel. This committee's primary functions include overseeing the financial plan, policies and practices of the Company. More specifically, the duties of the committee include: (i) evaluating and monitoring the Company's capital structure and any proposed adjustments to that structure, including working capital and cash-flow management and short-term investment policies; (ii) reviewing any proposed capital or debt issuances or repurchases; (iii) reviewing commercial and investment banking relationships and activities; (iv) reviewing potential acquisitions, divestitures or investments in new businesses or joint ventures; (v) reviewing the funding for, and reports regarding the asset investment strategy of, the Company's employee benefit plans; and (vi) reviewing the Company's investor profiles and related investor relations programs. This committee held five meetings in 2009. The finance committee has a written charter, which is publicly available on our website at www.ggc.com under "Investors—Governance" or available in print to any stockholder by contacting Investor Relations, Georgia Gulf Corporation at 115 Perimeter Center Place, Atlanta, Georgia 30346 or by phone (770) 395-4500.

The Leadership Development and Compensation Committee

        The leadership development and compensation committee of the Board of Directors (formerly known as the "compensation committee") is currently comprised of Wayne C. Sales (Chairman), T. Kevin DeNicola and David N. Weinstein. This committee's primary functions include overseeing our executive compensation and equity and performance incentive compensation plans and policies. This committee held eight meetings in 2009. The compensation committee has a written charter, which is publicly available on our website at www.ggc.com under "Investors—Governance" or available in print to any stockholder by contacting Investor Relations, Georgia Gulf Corporation at 115 Perimeter Center Place, Atlanta, Georgia 30346 or by phone (770) 395-4500. The committee has the authority to retain compensation consultants. For additional information regarding the processes and procedures for consideration and determination of executive compensation, see "Executive Compensation—Compensation Discussion and Analysis."

The Nominating and Governance Committee

        The nominating and governance committee is currently comprised of Robert M. Gervis (Chairman), Patrick J. Fleming, Stephen E. Macadam and Wayne C. Sales. This committee's primary functions are: (i) identifying individuals qualified to become members of the Board; (ii) recommending director nominees for each annual meeting of stockholders, and nominees to fill any Board vacancies; (iii) evaluating and making recommendations to the Board regarding director compensation and continuing education; (iv) monitoring and evaluating legal and regulatory trends and other developments relating to corporate governance matters, including trends in shareholder activities; and (v) making recommendations to the Board regarding corporate governance policies and practices. This committee held three meetings in 2009. The nominating and governance committee has a written charter, which is publicly available on our website at www.ggc.com under "Investors—Governance" or available in print to any stockholder by contacting Investor Relations, Georgia Gulf Corporation at 115 Perimeter Center Place, Atlanta, Georgia 30346 or by phone (770) 395-4500.

        The committee may select candidates based on their character, judgment, business experience and specific areas of expertise, among other then-relevant considerations, such as the requirements of applicable law and listing standards. Given the evolving needs and challenges of the Company's business, the selection process at any time may emphasize different qualities based on, among other things, the Board's diversity of experience and composition at the relevant time, giving due considerations to a number of factors which may include differences with respect to personal, professional or educational experience, the nature and geographic scope of business experience and its relevance to the Company's strategy, and the ability to commit the time required to understand the Company's business. The committee works closely with executive management and other directors in developing its recommendations for new Board members. The committee has the authority to retain an executive search firm as needed to identify director candidates.

        The committee will consider nominees recommended by stockholders on the same terms as those recommended by any executive search firm or selected by the committee. Any recommendation should be addressed in writing to the Nominating and Governance Committee, c/o the Corporate Secretary, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

Board Leadership Structure

        The Board believes that its leadership structure, including any potential combination or separation of the Chief Executive Officer ("CEO") and Chairman roles, should be determined based upon the specific needs of the Company, and what is determined to be in the best interests of the Company's stockholders from time to time. As a result, no policy exists requiring either the combination or separation of the Chairman and CEO leadership roles, and the Company's governing documents do not mandate a particular structure. This provides the Board with the flexibility to establish what it believes, in the exercise of its judgment, is the most appropriate leadership structure for the Company at any given time.

        The Chairman of the Board provides leadership to the Board and works with the Board to provide guidance with respect to how the Board defines its structure and prioritizes and carries out its duties and responsibilities. In addition to presiding at Board meetings and executive sessions of the Board, the Chairman's duties include working with management and the chairmen of the Board's various committees to: (i) schedule and call Board meetings; (ii) establish the agenda for each Board meeting; (iii) review and determine the appropriate materials to be provided to directors; (iv) monitor and address recent developments in corporate governance and the Company's assessment of, and responses to, corporate governance issues; (v) encourage and facilitate active and constructive participation from all directors; and (vi) facilitate communications between the Board and management. In addition, the Chairman plays a significant role in evaluating the performance of the Company's Chief Executive Officer and other members of the Company's management team, and in overseeing the effectiveness of the Company's approach to risk management.

        The Company's Chairman and CEO offices were combined for a number of years prior to February 2008. In connection with the appointment of Mr. Carrico as the Company's CEO in February 2008, the Board determined that, due to, among other things, the unprecedented economic and financial challenges facing the Company and the industries in which the Company operates, it was in the Company's best interests to have the CEO maintain his focus on improving the Company's business operations and financial performance, without having to also oversee the management of the Board and its activities. At that time, the Board elected to separate the CEO and Chairman positions, and named a separate non-executive Chairman of the Board.

        The Company and the industries in which the Company operates continue to face significant challenges presented by the current economic environment, and the Board believes that the CEO should maintain his primary focus on the management of the Company's business operations and financial performance. The amount of time and attention currently required of the Chairman position remains substantial, as the Board continues in a transition period, with five relatively new directors, and recent changes in committee chairs and composition, among other matters. The Board believes those factors could result in the administrative and other duties of the Chairman position being a significant distraction for the CEO in the near-term. As a result, the Board believes that the stockholders currently are best served by a structure that allows the CEO to maintain his focus on the management of operations, while a separate non-executive Chairman gives attention to the numerous demands and tasks associated with directly managing the Board's agendas, activities, committees and meetings.

        All of the Company's directors play an active role in overseeing the Company, both at the Board and Board-committee levels. As stated in the Company's Corporate Governance Guidelines, our directors' core responsibility is to exercise their business judgment to act in what they reasonably believe to be the best interests of the Company and its stockholders. Our Board is comprised of one director who serves as a member of the Company's executive management team (Mr. Carrico, our CEO) and seven non-employee directors. Our non-employee directors are skilled and experienced leaders in business, each bringing decades of valuable experience to the Board in subject areas that include accounting and finance, capital markets, operations and logistics, and retail sales and marketing. As described in more detail in the "Qualifications to Serve As Director" discussion beginning on page 5, (i) four of our non-employee directors either currently serve as, or have served as, CEOs of large, complex corporations (including a leading Canadian corporation with a sales and marketing focus in Canadian markets, where we have significant assets and sales, and a leading North American distributor of building supplies); (ii) one of the non-employee directors has served in the position of senior vice president and CFO for three separate companies (including a large chemicals company), a position that the director continues to currently hold with his present employer; (iii) two of them have served as managing directors and members of senior management for large financial services and/or investment banking firms; and (iv) one of our non-employee directors brings to the Board substantial experience in addressing public-company board issues, such as governance trends, having served as chairman of two publicly-traded companies, one of which was a chemicals company that was one of the largest chlor-alkali producers in the United States. In these roles, our directors have been called upon to review, evaluate and solve a wide range of complex issues, and to develop and implement many challenging and important business initiatives, plans, policies and strategies, which makes them well-qualified to oversee our Company, and to provide advice and counsel to our CEO and other senior officers of the Company.

Risk Oversight

        The Board's responsibilities include overseeing the management of the Company's risks and approach to risk management. The Board evaluates and considers risks within the context of the business and other operational decisions that the Company's Board and management team face, and as part of the Company's business plans and strategies. The Board understands that it is neither realistic nor prudent to eliminate all risk. In fact, the Board believes purposeful and appropriate risk-taking is necessary for the Company to be competitive and to achieve its business objectives. As such, part of the Board's risk-related duties include consideration, understanding and overseeing what level of risk is appropriate for the Company, given the nature of the particular risk being considered.

        While the Board maintains ultimate responsibility for oversight of the Company's risk management, the Board implements its risk oversight function both as a whole and through its various committees, which meet regularly with, and report to, the full Board. Each of the Board's committees has been assigned responsibility for risk management oversight of specific areas. More specifically:

  (i)
  The audit committee oversees risks related to the Company's audit process, financial statements, the financial reporting process (including internal controls over financial reporting), disclosure controls and procedures, accounting matters and various ethical and legal matters. The Audit Committee oversees the Company's internal audit function and ethics program. As part of its risk oversight process, the Audit Committee meets privately in separate sessions with each of the Company's Chief Financial Officer, General Counsel, senior internal audit manager and independent auditors on a periodic basis as it deems appropriate.

  (ii)
  The leadership development and compensation committee evaluates and oversees the risks and rewards associated with the Company's compensation philosophies, plans and policies. As discussed in more detail in the Compensation Discussion & Analysis beginning on page 15, this committee reviews and approves compensation plans and policies with the objective of mitigating compensation-related risk, without unduly diminishing the incentive-based nature of the compensation. The committee regularly discusses with the Company's management and independent compensation consultants the procedures that have been, or may be, put in place to identify and mitigate potential risks in compensation.

  (iii)
  The finance committee oversees risks related to the Company's financial position and financing activities, including as they relate to the Company's capital structure and any proposed adjustments to that capital structure, capital and debt issuance and related credit or debt agreements, commercial and investment banking relationships, acquisitions, divestitures and investments in new businesses or joint ventures, the issuance or repurchase of equity or long-term debt, as well as the funding for and asset investment strategy of the Company's employee benefits plans.

  (iv)
  The nominating and governance committee oversees risks related to the process by which nominations to the Company's Board are received and evaluated, and risks related to the adoption of, or failure to adopt, various corporate governance policies and principles. In addition, this committee is charged with developing and recommending to the full Board corporate governance policies and principles, Board committee structures, as well as leadership and membership that enables the Board and its committees to effectively carry out their respective risk oversight responsibilities.

        As part of its risk management process, the Company maintains a toll-free hotline that employees and other stakeholders may use to anonymously report alleged violations of the Company's Code of Business Ethics, health and safety-related policies and rules, employment laws and regulations, and any alleged violations of other laws, regulations, rules or policies. In addition, employees may use the toll-free hotline to anonymously report allegations of questionable activities relating to accounting, internal controls or audit matters. The third-party service provider that maintains the hotline notifies the Company of any calls received. All such calls are addressed promptly by the Company's Corporate Compliance Officer, who is an employee in the Company's human resources department.

        If any call to the hotline alleges questionable activities or violations that are not related to accounting, internal control or audit matters, the Compliance Officer and/or a Compliance Committee will respond to the allegations in an appropriate manner. If any call to the hotline alleges questionable activities relating to accounting, internal controls or audit matters, the Corporate Compliance Officer will notify the Company's Director of Internal Audit, who in turn will notify the Chairman of the audit committee. Thereafter, the matter will be brought to the attention of the other members of the audit committee and, depending on the nature of the allegations, to the Chairman of the Board. The audit committee has the power to authorize internal and external investigations of such allegations, and to ensure that appropriate resources are provided for conducting any such investigation. The Company believes its toll-free hotline, and the processes activated by calls to that hotline are important in helping the Company mitigate its exposure to harmful risks.

        Because overseeing risk is an ongoing process and inherent in the Board's and Company management's decision-making processes, the Board discusses the Company's various risks throughout the year at its regularly scheduled or, if deemed appropriate, special meetings, in relation to specific proposed actions and/or newly obtained information about previously discussed risks. Additionally, at one meeting of the full Board each year, the Board will devote a significant portion of its meeting time to evaluating and discussing risks, the steps Company management is taking to mitigate such risks, and other potential risk mitigation strategies or programs that may be considered appropriate or desirable. At any such meetings, or at other times as determined appropriate, the Board will have access to management personnel with knowledge and insight into specific issues for consideration.

Communications with Directors

        Any stockholder or interested party is welcome to communicate with the Chairman of the Board, any other director, the non-management directors as a group or the Board of Directors by writing to the directors or the Board, c/o the Corporate Secretary, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

Attendance and Relationships

        The Board of Directors held 26 meetings in 2009. All current, incumbent directors attended no fewer than 90% of the aggregate number of meetings of the Board and the committees on which they served during 2009, with the exception of Mr. Macadam, who attended fewer than 75% of those meetings solely because he was unable to attend a Board meeting and two committee meetings held on September 15, 2009, two days after his appointment to the Board, due to prior commitments. Since September 15, 2009, Mr. Macadam has attended no fewer than 90% of the aggregate number of meetings of the Board and the committees on which he serves, having attended ten separate meetings after that date. Georgia Gulf encourages its directors to attend its annual stockholders' meeting. In 2009, all seven directors then-serving attended the annual meeting. None of our directors or executive officers is related to any of our other directors or executive officers.

Review of Related Party Transactions

        While we did not have any related party transactions with our executive officers, directors, 5% or greater stockholders or their immediate family members in 2009, and we do not have a written policy regarding such matters, in the event such a transaction is proposed in the future, we would refer the matter to our audit committee for approval or disapproval.

 SECURITY OWNERSHIP OF
PRINCIPAL STOCKHOLDERS AND MANAGEMENT

        The following table lists information as of March 26, 2010 about the number of shares owned by each incumbent director, each executive officer listed on the summary compensation table included in this proxy statement, all of our incumbent directors and current executive officers as a group, and each person or group known by us to own more than 5% of our stock.

Name and Address of Beneficial Owner(1)	Amount of Common Stock Beneficially Owned and Nature of Beneficial Ownership(2)		Percent of Class(2)
Paul D. Carrico	478,769	(3)	1.42%
Gregory C. Thompson	189,216	(4)	*
Mark J. Orcutt	129,563	(5)	*
Joel I. Beerman	95,684	(6)	*
James L. Worrell	91,384	(7)	*
T. Kevin DeNicola	3,975		*
Patrick J. Fleming	5,000	(8)	*
Robert M. Gervis	3,975		*
Stephen E. Macadam	3,975		*
Mark L. Noetzel	3,975		*
Wayne C. Sales	4,095	(9)	*
David N. Weinstein	3,975		*
All directors and executive officers as group (16 persons)	1,236,517	(10)	3.66%
FMR LLC 82 Devonshire Street Boston, MA 02109	9,180,475	(11)	27.22%
Capital World Investors; The Income Fund of America, Inc. 333 South Hope Street Los Angeles, CA 90071	8,770,357	(12)	26.00%
Pioneer Global Asset Management S.p.A. Galleria San Carlo 6 Milan, Italy; and	4,794,939	(13)	14.21%
Pioneer Investment Management, Inc. 60 State Street Boston, MA 02109
Marathon Asset Management, L.P. One Bryant Park, 38th Floor New York, New York 10036	2,430,169	(14)	7.20%
Western Asset Management Company 385 East Colorado Boulevard Pasadena, CA 91101	2,300,698	(15)	6.82%

*
Represents less than 1%.

(1)
The address of each of our directors and executive officers is c/o Corporate Secretary, Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

(2)
Beneficial ownership as reported in the table has been determined in accordance with the rules of the SEC. Unless otherwise indicated, each person has sole voting and dispositive power with respect to all shares listed opposite his name.

(3)
Includes 12,022 shares that may be acquired upon exercise of vested options by Mr. Carrico.

(4)
Includes 79,123 shares held in a trust for the benefit of Mr. Thompson's wife, and of which she is trustee, and 4,397 shares that may be acquired upon exercise of vested options by Mr. Thompson.

(5)
Includes 2,852 shares that may be acquired upon exercise of vested options by Mr. Orcutt.

(6)
Includes 800 shares owned by Mr. Beerman's wife and 5,751 shares that may be acquired upon exercise of vested options by Mr. Beerman.

(7)
Includes 3,536 shares that may be acquired upon exercise of vested options by Mr. Worrell.

(8)
Includes 642 shares that may be acquired upon exercise of vested options by Mr. Fleming.

(9)
Includes 120 shares that may be acquired upon exercise of vested options by Mr. Sales.

(10)
See notes (3)–(9).

(11)
According to Amendment No. 1 to Schedule 13G (the "FMR Schedule 13G") filed with the SEC on February 16, 2010 by FMR LLC ("FMR"), FMR has sole dispositive power with respect to all such shares, and sole voting power with respect to 1,695,286 of such shares. Fidelity Management & Research Company ("Fidelity") is a wholly-owned subsidiary of FMR and the investment advisor to various investment companies (collectively, the "Fidelity Funds"). Edward C. Johnson 3d and FMR, through their control of Fidelity and the Fidelity Funds, each has sole dispositive power of 7,199,619 shares. Neither FMR nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds.

(12)
As reported on Amendment No. 5 to Schedule 13G filed with the SEC on February 11, 2010, Capital World Investors has sole voting power with respect to 6,111,311 shares and sole dispositive power with respect to 8,770,357 shares. Capital World Investors holds 2,659,046 of such shares, which is in excess of 5% of the Company's stock, on behalf of The Income Fund of America, Inc., which has sole voting power with respect to such shares.

(13)
As reported on Amendment No. 1 to Schedule 13G filed with the SEC on February 16, 2010, Pioneer Global Asset Management S.p.A. reported shared voting and dispositive power with respect to 4,794,939 shares, which includes 4,747,906 shares beneficially owned by its subsidiary, Pioneer Investment Management, Inc.

(14)
As reported on Amendment No. 1 to Schedule 13G filed with the SEC on February 16, 2010, Marathon Asset Management, L.P. has sole voting and dispositive power with respect to all 2,430,169 shares.

(15)
As reported on Schedule 13G filed with the SEC on February 12, 2010, Western Asset Management Company has sole voting and dispositive power with respect to all 2,300,698 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our common stock to file reports regarding their beneficial ownership of our common stock. Based solely upon a review of those filings furnished to us and, written representations in the case of our directors and executive officers, we believe all reports required to be filed by Section 16(a) with the SEC were timely filed in 2009; except for one report related to one transaction for Mr. Thompson.

 EXECUTIVE COMPENSATION

Leadership Development and Compensation Committee Report

        The leadership development and compensation committee has reviewed and discussed the following Compensation Discussion and Analysis with management. Based on that review and discussions, the committee recommended to the Board of Directors that the following Compensation Discussion and Analysis be included in the Company's proxy statement for the 2010 annual meeting of stockholders.

                      Wayne C. Sales, Chairman
                      David N. Weinstein
                      T. Kevin DeNicola

Compensation Discussion and Analysis

        The leadership development and compensation committee of the Board of Directors (referred to in this Compensation Discussion and Analysis as the "Committee"): (a) analyzes and recommends to the full Board for approval the level of compensation for the chief executive officer, or CEO; (b) determines the compensation for our other executive officers; and (c) oversees the administration of the Company's executive compensation programs. The Committee is comprised entirely of independent directors and, during 2009, was advised by an independent consultant that was retained by the Committee.

        Jerry Henry and Yoshi Kawashima were members of the Committee during 2009, until their respective resignations from the Board of Directors, effective July 27, 2009. Patrick J. Fleming also was a member of the Committee during 2009, until September 13, 2009, the date on which the Board of Directors made certain changes in the composition of the membership of all of its committees. Wayne Sales has served as a member and chairman of the Committee for all of 2009. Stephen E. Macadam, David N. Weinstein and T. Kevin DeNicola became members of the Committee effective September 13, 2009, the date on which they were elected to the Board of Directors. As a result of their appointment to the Committee on September 13, 2009, Messrs. Weinstein and DeNicola participated in deliberations and/or decisions of the Committee from and after that date, and Mr. Macadam participated in deliberations and/or decisions of the Committee from that date until and including January 12, 2010, the date on which Mr. Macadam transitioned from the Committee to the audit committee.

  Summary

        The following summary regarding compensation decisions with respect to the CEO and the other executive officers in 2009 is discussed in more detail below:

  •
  no annual salary increases were awarded;

  •
  discretionary cash incentive bonus payments were made under the Company's 2009 Annual Incentive Plan (except in the case of Mr. Orcutt, who was paid an amount specified in his hiring agreement with the Company);

  •
  long-term incentive awards of stock options were granted in February 2009 under the Company's Second Amended 2002 Equity and Performance Incentive Plan (the "2002 Incentive Plan");

  •
  accruals under the Company's Retirement (Pension) Plan (the "Retirement Plan") and matching contributions to the Company's 401(k) Retirement Savings Plan (the "401(k) Plan") were frozen as of March 31, 2009 and July 1, 2009, respectively;

  •
  in May 2009, the CEO and other actively employed executive officers who held stock options granted to them in 2005 under the 2002 Incentive Plan voluntarily forfeited those stock options for the purpose of increasing the number of shares in the 2002 Incentive Plan which would then be available for grants to other employees;

  •
  on July 27, 2009, in connection with the Company's previously disclosed private exchange offers for certain of its then-outstanding debt securities, the Committee (and, in the case of the award to Mr. Carrico, the Board) made grants of restricted stock units ("RSUs") to the Company's executive officers and to a group of more than sixty non-executive employees, subject to approval by the stockholders of the Company's 2009 Equity and Performance Incentive Plan (the "2009 Plan"). On September 17, 2009 the Company's stockholders approved the 2009 Plan; and

  •
  the following compensation decisions, which were made by the Committee in December 2009 and during the first quarter of 2010, became effective for 2010: (1) tax gross-ups associated with the Company's executive retirement benefits have been eliminated; (2) perquisites other than the company-car program have been eliminated; (3) in light of the changes to the perquisite program, a one-time upward adjustment to salary of $25,000 will be made in order for the Company to maintain competitive levels of compensation and benefits; and (4) Company contributions to executive retirement benefits will be changed from the current method of contributing to insurance policies and annuities in a manner yet to be determined, and that change will become effective no later than December 31, 2010. These actions are being taken to simplify the Company's executive compensation structure.

  Executive Compensation Philosophy

        The Committee designed the executive compensation programs in place during 2009 with the following guiding principles in mind:

  •
  performance based: A substantial portion of the total compensation opportunity should vary based upon our operating and financial performance against pre-established goals;

  •
  alignment: Our compensation programs should align the interests of executive officers with the long-term interests of our stockholders by providing strong incentives to maximize value for our stockholders, while balancing acceptable risks; and

  •
  market competitive: Our success is heavily dependent on our ability to attract and retain experienced executive officers who are proven leaders and motivate them to consistently deliver operational and financial results. Therefore, our compensation should be structured to present an attractive package to our existing executive officers and those we target.

In addition, our compensation programs are designed to reinforce our underlying business strategies and objectives by rewarding successful execution of those strategies.

        Specifically, base salaries are designed to provide a market-based, non-risk based amount of compensation consistent with the individual's position and contributions. Annual cash incentives are offered to align the individual's financial interests with the Company's shorter-term business objectives, making a portion of annual cash compensation dependent upon the attainment of predetermined annual goals. Equity-based awards are designed to encourage the ownership mindset by aligning the interests of officers with those of other stockholders.

        While a significant portion of potential annual compensation is risk-based, we have also instituted policies and programs designed to discourage unnecessary risk-taking which is not in the Company's long-term interests. For example, the Committee has implemented the following executive officer stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executive officers to align their financial interests with those of stockholders. The guidelines are denominated as a dollar value expressed as a multiple of base salary:

CEO	5 times salary
Other Executive Officers	2 1/2 times salary

        Ownership is determined in the same manner as required by the SEC for purposes of the table under the caption "Security Ownership of Principal Stockholders and Management." An executive officer has five years as an officer to attain the guideline. The Committee reviews stock ownership and compliance with the minimum stock ownership requirements annually and may take the ownership level into account when making compensation decisions. All of the individuals named in the Summary Compensation Table below (the "named executive officers" or "NEOs") are currently in compliance with these minimum stock ownership requirements. Share holdings are reported on page 13. In addition, our Board of Directors has adopted a policy that provides, to the extent permitted by law, if the Board, or any committee, determines that any bonus, incentive payment, equity award or other compensation has been awarded to or received by an executive officer, including our NEOs, and that such compensation was based on any financial results or operating metrics that were subsequently the subject of a material restatement as a result of such officer's knowing or intentional fraudulent or illegal conduct and a lower payment would have been made to the officer based on the restated results, then the Board or a committee thereof, shall recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances.

        In order to reduce its overall indebtedness and interest expense, in March 2009 the Company commenced a private exchange offer for substantially all of its unsecured debt securities. After issuance of the Company's initial offer for such securities, the holders of a majority of such securities organized to negotiate with the Company. A set of terms related to the debt exchange, certain rights to be afforded the holders of the debt securities, and the capitalization of the Company upon completion of this recapitalization were negotiated, including the provisions to be contained in the 2009 Plan. The terms negotiated between the Company and the holders of these debt securities specified that up to 3,033,000 shares of the Company's common stock would be available for grant under the 2009 Plan, with awards in the form of 2,274,745 shares of restricted stock to be issued to the Company's officers and certain other employees upon the closing of the debt exchange offers. The remaining 758,255 shares are to be issued in the discretion of the Board to the Company's directors, officers and other employees. The terms further specified that all of the awards be subject to forfeiture related to continuation of employment over time and compliance by the Company with the covenants in its senior secured credit agreement. Also, under the negotiated terms, 50% of the awards granted were to vest immediately upon the refinancing of the Company's senior secured credit facility at any time prior to July 27, 2012. In addition, the terms required that the initial grants be approved by a majority of the holders of the debt securities, who in turn would comprise, upon completion of the debt exchange offers, the holders of a majority of the Company's equity securities and committed to vote in favor of approval of the 2009 Plan.

        In light of the significant importance to the long-term viability of the Company of the success of this, and certain related transactions, and in order to, among other things, (i) retain officers, employees and consultants, (ii) motivate and incent such persons to perform in a positive manner to increase stockholder value, and (iii) reward those persons who remained dedicated to the Company during a period when the Company was experiencing a number of significant financial challenges and had publicly stated that it may be required to seek protection under bankruptcy laws, the Board and the Committee determined it was appropriate to take actions designed to further incent and secure management. In connection with the consummation of the debt exchange offers, the Committee (and, in the case of the award to Mr. Carrico, the Board) made a special grant of RSUs to the NEOs, as well as to 66 other executive officers and employees.

        The terms of these grants contained both time and performance-based vesting conditions and provisions that, as previously noted, would result in accelerated vesting for all recipients of 50% of these awards in the event that management was able to complete a refinancing of the Company's senior secured credit facility prior to July 27, 2012, all as described below under "Equity-Based Awards." Such refinancing was completed on December 22, 2009. Notwithstanding any potential risks associated with the possible accelerated vesting of up to 50% of such awards being tied to the completion of the refinancing of the Company's senior secured credit facility, in light of, among other things, the factors described above and the importance to the Company of timely completing a refinancing of its senior secured credit facility, the amount of effort which would be required of management to complete these transactions, and the fact that any proposed refinancing would be subject to the approval of the Company's finance committee and the full Board (who, other than Mr. Carrico, had not received RSU grants with similar vesting conditions), the Committee (and the Board with respect to the award to Mr. Carrico) determined that the terms and conditions of such grants were an appropriate motivational tool in the best interests of the Company.

        In addition, consistent with general historical practice, the February 2009 grant of stock options, and the July 2009 RSU grant, provide for continued vesting in accordance with the original terms of such award following termination in the event the award recipient has met certain age and service to the Company requirements (age and service totals equaling at least 70), which is referred to as "retirement vesting." The Company has generally considered retirement vesting an appropriate reward for officers who have exhibited loyalty and provided lengthy service to the Company and its stockholders, and to encourage a longer-term focus on creating shareholder value.

        The Committee began a comprehensive review of the Company's executive compensation philosophy and practices in January 2010, with the intention of completing that review and implementing any revisions arising out of that review by the end of 2010.

  Executive Compensation Administration

        The Committee continually reviews executive compensation to ensure it appropriately reflects our compensation philosophy. The Committee has designed our compensation programs to reward improvement in operating profit, operational excellence, individual performance, and stockholder returns. Any program changes that are made are driven by the Committee's desire to maintain alignment with stockholder interests and to be consistent with the guiding principles referenced above.

        Our Committee evaluates and administers the compensation of our executive officers in a holistic manner, making compensation decisions around program design and pay adjustments in the context of the compensation philosophy, market practices and total compensation objectives. The Committee ordinarily positions the elements of compensation to attract and retain the level of executive talent necessary to deliver sustained performance in a complex, North American manufacturing organization. Market positioning of the individual elements of compensation and benefits, as well as the relationships among these elements, are discussed below. Our compensation programs include significant variable components, based principally on predetermined financial measures and the share price of the Company's stock (described further below), that can result in actual compensation realized by an executive that may be more or less than the targeted compensation opportunity in any given year.

        For 2009, the target total direct compensation opportunity for executive officers, including salary, target annual bonus and the targeted fair value of equity-based grants for the executive officers was generally positioned to be at approximately the 50th percentile of the market references described below, which is referred to as the "median range." Based upon a review of various characteristics and compensation programs of the market references including, but not limited to, market capitalization, geographic location, executive experience and tenure and business profile, and after considering general business and economic conditions, the Committee determined it was appropriate to target overall executive compensation at approximately the 50th percentile of the market references. In order to achieve that result, the Committee determined to set target salary, target annual cash incentive and equity-based incentive compensation at or near such levels. Excluding the RSU grants made in July 2009 described above, total compensation for executive officers in 2009 was below the 25th percentile of the market references. After taking into account such RSU grants, 2009 compensation opportunity for executive officers was within the median range.

        Although it has no formal policy for a specific allocation between current and long-term compensation, or cash and non-cash compensation, the Committee reviews pay mix for executive officers as compared to our market references. The non-cash, long-term equity-based compensation is by its nature performance-based and variable, in that awarded equity value is directly tied to the value of the Company's common stock during the relevant period. This serves to align the interests of executive officers with our stockholders. Additionally, the Committee believes equity compensation with time-based vesting generally serves as a valuable retention tool, helping to increase the likelihood that our executive officers will remain with us long-term.

        The Committee's independent consultant and advisor, which was engaged directly by the Committee, for 2009 was Watson Wyatt Worldwide, Inc. ("Watson Wyatt"). Subsequent to our fiscal year end, Watson Wyatt, which has historically also provided certain additional services to management in exchange for an immaterial amount of compensation, merged with Towers, Perrin, Forster & Crosby, Inc., a firm which has in the past, and may, in the future, provide actuarial and related services for the Company's pension plans.

        During the term of its engagement, annually, Watson Wyatt has conducted an independent and comprehensive review of our executive compensation program, including providing periodic reports showing total remuneration for each executive officer, and an evaluation of total compensation and individual pay elements based upon our market references. Specifically, the 2009 review covered the following broad compensation and benefits areas:

  •
  total compensation: direct compensation elements such as base salary, annual cash incentives and long-term equity-based incentives, and practices of our peer group and other market references;

  •
  executive retirement benefits: qualified and nonqualified retirement programs, including retirement benefits for executive officers; and

  •
  executive benefits including severance benefits and perquisites.

        In conducting the market assessment, the Committee used "market references," which consist of a peer group and additional market data from compensation surveys of other comparably sized companies recommended by Watson Wyatt and approved by the Committee. A peer group of chemicals and building products companies with characteristics similar to the Company (based on revenue, market capitalization, assets and/or number of employees) was used to benchmark compensation for the named executive officers. These companies were: Acuity Brands, Albemarle Corporation, Cabot Corporation, Chemtura Corporation, Cytec Industries, FMC Corporation, Graphic Packaging Corp., Hercules Incorporated, Louisiana-Pacific Corporation, Lubrizol Corporation, Martin Marietta Materials Incorporated, Olin Corporation, Polyone Corporation, Quanex Building Products, Albemarle, RPM International Incorporated, Universal Forest Products Incorporated, USG Corp., Valspar Corporation, Westlake Chemical Corporation and Worthington Industries.

        The Committee considers a number of factors in determining the structure of the programs and individual compensation awards and payments. The primary factors include the analysis and market data provided by Watson Wyatt and the Committee's guiding principles for program design and operation. In addition, and in particular, the Committee's compensation decisions take into account each executive officer's performance in executing our stated business initiatives. Over time, the primary initiatives have included the following:

  •
  optimization of the Company's assets and capital structure;

  •
  strategic growth of the business;

  •
  funding and completion of capital projects on schedule and as budgeted;

  •
  achieving top performance in Environmental, Health & Safety;

  •
  applying management performance development and succession planning; and

  •
  planning and executing efforts to improve plant reliability/cost reduction.

        In 2009, due to the unprecedented market conditions that the Company faced in both the business environment and the financing environment, executive officer performance was focused most heavily on optimization of the Company's assets and capital structure, specifically pursuing a refinancing of the Company's secured senior credit facility, and on initiatives with respect to achieving top performance in Environmental, Health & Safety.

        In addition to formula-driven plans, the Committee retains the discretion to exercise judgment in making decisions to encourage and appropriately reward performance of the management team and individual executive officers when making decisions to either increase, decrease or make no change to all elements of pay and benefits. The Committee has the benefit of various tools and analyses that provide a complete profile of each executive officer's current total compensation, the value of realized and unrealized stock awards, retirement benefits, stock ownership and payments that may become due under various termination events.

        The Committee determines what it considers appropriate levels and elements of compensation for the CEO after careful consideration of all appropriate factors. The Committee then makes a recommendation on CEO pay to the independent members of the Board for approval. The Committee's recommendations are then considered for approval by the independent Board members, and in some cases are modified during the course of their deliberations. Within the constructs of any applicable employment agreement that may have been negotiated and entered into by the Company, the CEO makes recommendations to the Committee on compensation actions related to the other executive officers based on market data from the Company's internal human resources function and from the Committee's independent consultant, and the Committee's philosophy and objectives. The CEO's recommendations are then considered for approval by the Committee, and in some cases are modified by the Committee during the course of its deliberations and with the counsel of its independent compensation consultant.

        The following sections describe the various elements of our executive compensation program, including the objectives, market positioning, structure and operation, and other information specific to 2009 payments, awards, and pay actions.

  Base Salary

        Each executive officer is paid a base salary, which is reviewed annually by the Committee. Salaries for executive officers are generally targeted at the median range of salaries paid by the market references, although individual executive officer salaries may be above or below the median range. In making adjustments to salaries, the Committee considers the base salary and total compensation of the market references compiled by Watson Wyatt in the context of the executive officer's role and responsibilities, experience and tenure, individual performance and contribution to the organization's results, as recommended to the Committee by the CEO (or by the Committee to the Board in the case of the CEO), internal pay equity, and the overall salary increases for the broader employee population.

        Executive officer salaries were reviewed by the Committee and the Board of Directors in December 2008, at which time it was decided that executive officers would receive no annual salary increases for 2009, as was the case for 2008. The Committee and Board believed this decision was appropriate because (i) the Company was focused on cost savings initiatives, including reducing labor costs; (ii) the Company was experiencing the negative financial impact of the significant decline in the U.S. housing and construction markets; (iii) there was limited visibility in the economic environment; and (iv) many other companies were implementing salary freezes for executive officers and managers, in light of the challenging economic climate. The increases in base pay for other management and professional employees during 2009 was less than 1%, as the Company had instituted a freeze on annual salary increases. The 2009 base salary levels for the named executive officers are indicated in the Summary Compensation Table on page 26.

  Annual Cash Incentive Opportunity

        Annual cash incentive opportunities under an applicable bonus plan for executive officers are generally targeted at the median range, although individual executive officer bonus opportunities may be above or below the median range.

        The Committee administers the Company's annual incentive plan for the CEO and other executive officers and, as part of that function, determined that 2009 incentive compensation goals were appropriately based on earnings before interest, taxes, depreciation and amortization, as adjusted ("Adjusted EBITDA") since Adjusted EBITDA was the measure determined most appropriate to align with the Company's business objectives. In determining Adjusted EBITDA, the plan provides for adjustments for certain cost, charge and income items typically the same as those excluded from EBITDA in the Company's public sales and earnings disclosures. Adjusted EBITDA is used as the primary measure of performance within each of the Company's business units, and is commonly used by investors as a main component of valuation analysis of cyclical companies. The Adjusted EBITDA measure was designed to encourage executive officers to focus on improving corporate performance by controlling corporate overhead expenses, improving the quality and volume of earnings, and using capital efficiently. The threshold, target and maximum targets were determined after review and consideration of the Company's internally-developed, detailed budgets and forecasts, comparisons of those targets to targets that had been established in prior years and consideration of the macroeconomic environment.

        The Adjusted EBITDA targets for the CEO and the other executive officers for 2009 were:

Threshold (25% payment)	$170 million
Target (100% payment)	$320 million
Maximum (150% payment)	$350 million

        Payment amounts under the plan increase in a linear fashion between the three bonus targets as Adjusted EBITDA increases.

        The Committee is authorized to reduce an award to any participant under the plan including a reduction to zero, based on any factors it determines to be appropriate in its sole discretion. The Committee also has the discretion to make special additions to compensation, as it deems necessary from time to time.

        The Company reported total Adjusted EBITDA for 2009 of $161.5 million. Notwithstanding the fact that the Company's reported Adjusted EBITDA was below the threshold amount required for payouts under the Plan, the Committee exercised discretion to make certain payouts thereunder to all executive officers, including the named executive officers (other than Mr. Orcutt). Specifically, after taking into consideration the fact that certain other incentive payment targets for non-executive employees of the Company were met, resulting in an average payment to such non-executives of 33% of their respective target opportunity, and upon the recommendation of the CEO, the Committee determined to award each named executive officer a discretionary incentive payment equal to 22% of the officer's annual target incentive opportunity for 2009. The Committee also recommended to the Board that a discretionary payment equal to 22% of the CEO's annual target incentive be made to Mr. Carrico, which was subsequently approved. The amount of each named executive officer's (other than Mr. Orcutt's) incentive plan payout is listed on the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation" on page 26.

        The Committee believes it was appropriate to award these discretionary 2009 incentive plan payouts to the named executive officers to reward them for their role in (i) the successful completion of the Company's private debt-for-equity exchange offers described above; (ii) the successful closing of the Company's new senior secured asset-based revolving credit facility; (iii) the successful closing of the Company's offering of $500 million aggregate principal amount of 9% senior secured notes due 2017; (iv) the Company achieving substantial cost savings and operational improvements, particularly in the building products segment, during 2009; (v) the Company surpassing the levels of Adjusted EBITDA publicly disclosed in guidance issued by the Company at various times during 2009, despite the challenging economic environment that existed during 2009, including the significant decline in the U.S. housing and construction markets; and (vi) the Company's strong operational and Environmental, Health & Safety performance.

        Mr. Orcutt was paid a 2009 bonus of $225,000. That $225,000 bonus payment, which was guaranteed to Mr. Orcutt under the terms of his 2008 hiring agreement, is listed on the Summary Compensation Table under the caption "Bonus" on page 26. In addition, Mr. Orcutt received a discretionary 2009 incentive plan payment in the amount of $145,511. That incentive plan payment amount is listed on the Summary Compensation Table under the caption "Non-Equity Incentive Plan Compensation" on page 26.

        In addition, in furtherance of the 2007 decision by the Committee to eliminate the general annual perquisite program for executive officers and establish an annual miscellaneous bonus of $25,000 as an allowance, in 2009 the Committee determined it was appropriate to continue to pay such amount and provide certain perquisites as detailed on page 27. In 2010, these allowances have been eliminated.

  Equity-Based Awards

        Beginning in 2005, the Committee instituted annual grants of equity awards in the form of restricted stock units and stock options, or a combination of both, generally with time-lapse vesting provisions for executive officers. The Committee uses the various types of equity awards to promote long-term stock ownership and to incent the executive officers to focus on the long-term success of the Company by subjecting the compensation of executive officers to the same economic risks as other stockholders. Such grants typically provide for three annual vesting dates, commencing on the one-year anniversary of the grant. In 2009, the stock option grant made in February to certain executives, including the NEOs contained three-year vesting provisions. The RSU grant made in July contained certain time and performance vesting contingencies. One-half of the shares subject to the RSU grant will vest in equal installments on July 27, 2010, 2011 and 2012. The grant also provided that one-third of the remaining one-half of the RSU grant would vest on such dates, but only if the Company was in full compliance with applicable debt covenants in its senior secured credit facility as of the vesting date; provided, however, that half of the RSU grant would immediately vest if the Company's senior secured credit facility was refinanced prior to July 27, 2012. Such refinancing was completed on December 22, 2009, at which time half of the RSU grants vested.

        In certain termination scenarios, including retirement vesting, described more fully under Employment and Change in Control Agreements/Payments Upon Termination or Change-in-Control beginning on page 32, executive officers become immediately vested in unvested stock awards or, in the case of retirement vesting, are eligible to continue vesting after separation from the Company based on the time and performance vesting requirements of the grant(s). As of December 31, 2009, the NEOs, other than Messrs. Thompson and Orcutt, all qualified for retirement vesting.

        All stock awards are made pursuant to terms and conditions contained in the 2002 Incentive Plan approved by stockholders in 2007 or the 2009 Plan approved by stockholders in 2009. The grants are valued and accounted for pursuant to the requirements of ASC Topic 718.

  Equity Grant Practices

        In conjunction with the development of competitive market references for individual executive officer positions, Watson Wyatt also provides the Committee with information on company stock compensation programs of the market references. This information includes an analysis of aggregate annual grant levels, outstanding equity grants, and their estimated fair values, and how these values compare to financial items such as market capitalization, revenues and operating income.

        Each year, as a component in the overall compensation program, the Committee sets the target equity award level (in dollars) for each executive officer based on the median range of the equity award levels of the market references. The Company's 2002 Incentive Plan and the 2009 Plan each provides that the exercise price of stock option awards is the fair market value of the stock on the grant date.

        In its discretion in setting award levels, the Committee may also consider other factors including Company and individual performance, and hiring and retention considerations when determining grant size.

        At its February 2009 meeting, the Committee made equity grants to executive officers, and recommended to the Board a grant for the CEO, with values significantly below the target award values and also below the 25th percentile of the Company's market references. The equity grants were made entirely in the form of stock options which vest in three equal, annual installments over a period of three consecutive years. The Committee believed those grants were appropriate because, based on business results and conditions, they would reward executives only upon the achievement of long-term share price appreciation, consistent with one of the Committee's objectives of aligning a significant portion of management's compensation with the goal of increasing value for stockholders on a long-term basis.

        Upon the recommendation of the Committee, the Board of Directors approved the 2009 Plan on July 27, 2009, subject to the approval of the Company's stockholders. The 2009 Plan authorizes equity-based compensation in the form of (i) stock options, including incentive stock options; (ii) stock appreciation rights; (iii) restricted shares; (iv) RSUs; and (v) performance shares and performance share units. The 2009 Plan also provides that the Committee has the authority to administer the 2009 Plan, and to approve grants of awards made under the 2009 Plan.

        On July 27, 2009, the Committee (and the Board with respect to the award made to Mr. Carrico) approved grants of 1,160,001 RSUs to the NEOs, subject to stockholder approval of the 2009 Plan.

These grants were made with both time and performance-based vesting provisions as described above under "Equity-Based Awards." The Committee believed these grants, and the terms thereof, were appropriate and necessary to, among other things: (i) retain officers, employees and consultants; (ii) motivate those persons to perform in a positive manner intended to increase stockholder value; and (iii) reward those persons for remaining loyal to the Company by continuing their employment and performance of services to the Company during a period when the Company was experiencing a number of significant financial challenges, and had publicly stated that it may be required to seek protection under bankruptcy laws.

        On September 17, 2009, the Company's stockholders approved the 2009 Plan.

  Deferred Compensation Plans

        Executive officers and other designated employees are eligible to participate in the Deferred Compensation Plan (the "DCP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. There is no Company matching or other Company-provided incentive to participate, but the Company believes it is appropriate to offer such a plan as a part of its desire to remain competitive with respect to competing for and retaining executive talent. All participant contributions vest immediately and there is no minimum holding period. Earnings are credited on account balances based on participant direction within investment choices similar to those available in the 401(k) Plan, except that the Georgia Gulf Company Stock Fund is not available under the DCP. All returns in the DCP and the 401(k) Plan are at market rates. DCP contributions, earnings and account balances for the NEOs are reported in the Nonqualified Deferred Compensation Table on page 32.

  Benefits and Supplemental Benefits

        We provide employees, including the executive officers, with certain benefits designed to protect them and their immediate families in the event of illness, disability, or death and to provide for financial security following retirement. We believe it is necessary to provide these benefits in order for us to be successful in attracting and retaining employees, including the named executive officers, in a competitive marketplace, and to provide financial security in these circumstances. These benefits include:

  •
  health and welfare benefits;

  •
  short-term and long-term disability coverage;

  •
  supplemental long-term disability ("LTD") coverage, which is offered to all Georgia Gulf employees with salaries in excess of $90,000. Participants pay the full premium for the plan. The maximum monthly benefit under the Supplemental LTD Plan, when combined with the benefit under the Company's Group LTD plan is $20,000, payable until the earlier of the end of the disability or age 65. The benefit is offset by any retirement income from the Company's qualified retirement plans;

  •
  the Retirement Plan, which is a broad-based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of Georgia Gulf Corporation and is further described beginning on page 30. Benefit accruals in this plan were frozen March 31, 2009 as a part of the Company's cost cutting measures during 2009;

  •
  the 401(k) Plan, which, until matching contributions by the Company were suspended on July 1, 2009 as a part of the Company's cost cutting measures during 2009, matched 100% of employee pre-tax contributions up to 3% of eligible compensation, and 50% of employee pre-tax contributions over 3%, up to 5% of eligible compensation. Specific information describing Company payments for executive officers to the 401(k) Plan is presented beginning on page 30;

  •
  vacation of up to five weeks, depending on length of service; and

  •
  basic life insurance.

        In addition to these benefits, the supplemental benefits described below are provided to executive officers and are believed to be generally consistent with practices of our market references and are, therefore, believed to be necessary and appropriate for us to compete for and retain executive talent:

  •
  a company car or car allowance. The value of these benefits is disclosed in the footnote on page 27; and

  •
  the Supplemental Executive Retirement Insurance Plan, which was established in 2004 to supplement executive officer death benefits and also to provide a valuable benefit following retirement. The goal of the plan is to provide a supplemental death benefit of at least $500,000. After retirement, the program (life insurance policy or deferred compensation or annuity arrangement) is designed to provide post-retirement income that, when combined with the benefits derived from company contributions and/or accruals from the Retirement Plan and the 401(k) Plan, will approximate 50% of the officer's final year salary. The Company makes discretionary premium payments to whole life insurance policies or annuities owned by the executive officers and has, historically, also made tax gross-up payments to those officers since the amount of the premium payments is includable in the executive officer's ordinary income when a discretionary premium payment is made by Georgia Gulf. Tax gross-up payments by the Company related to the discretionary premium payments were eliminated by Committee action in January 2010. The Committee believes that such gross-up payments are no longer necessary or appropriate for the Company to remain competitive in attracting or retaining executive officers, and that other forms of compensation are more appropriate to incent officers to act in the best interests of the Company and its stockholders. The amounts of these payments are reported in the footnote on page 27.

  Employment and Change in Control Agreements/Potential Payments Upon Termination or Change-in-Control

        In May 2007, the Committee adopted the Executive and Key Employee Change of Control Severance Plan (the "Severance Plan"). The level of severance pay and the inclusion of tax gross-up protection as an element of the Severance Plan were based on typical market practices at what are believed to be no more than median compensation levels when compared to our market references. The Severance Plan provides for two years of salary, target bonus and health and welfare plan coverage to the CEO and one and one-half years pay to other executive officers (superseding any payments from the company-wide Termination Pay Plan) in the event of certain changes of control if the employee is terminated without cause or the employee terminates employment for good reason, as described in more detail below under "Payments on Termination or Change in Control." The Severance Plan also provides excise tax gross-up protection if the value of the severance and other benefits exceeds 120% of an executive's safe harbor amount. The same provision would reduce the cash severance if the value exceeds the safe harbor but is below 120% of it.

        Georgia Gulf's equity plan agreements provide that unvested equity grants will vest upon a change-in-control without regard to termination of employment. To the extent executive officers participate in any such plan, their unvested equity grants will vest upon change-in-control, as described under Payments on Termination or Change-in-Control beginning on page 32.

        The Committee approved, as a part of the negotiated hiring agreement with Mr. Orcutt, severance arrangements that guarantee payment of his salary and target annual incentive amount for a period of two years, and payment of one-half of his salary amount for an additional period of two years from his date of hire if he is involuntarily terminated for any reason other than cause (as defined below).

  Compensation

        The tables, narrative and footnotes in this section discuss the compensation of our named executive officers ("NEOs"), consisting of: Paul D. Carrico, who has served as President and CEO since February 14, 2008; Gregory C. Thompson, who has served as Chief Financial Officer since February 29, 2008; and our three other most highly compensated executive officers who were serving in such positions as of December 31, 2009.

  Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total Compensation ($)

Paul D. Carrico	2009	724,997	—	5,031,259	269,520	127,600	79,376	772,264	7,005,016
President and Chief	2008	663,247	—	336,000	345,045	—	40,897	400,511	1,785,700
Executive Officer	2007	360,000	—	224,581	234,503	—	42,354	328,676	1,190,114

Gregory C. Thompson	2009	430,000	—	1,837,500	85,236	61,490	1,707	362,473	2,778,406
Chief Financial Officer	2008	382,038	217,700	258,165	252,894	—	—	430,758	1,541,555

Mark J. Orcutt	2009	409,668	225,000(6)	1,443,750	76,712	145,511	1,710	37,500	2,339,851
Executive Vice President, Building Products

Joel I. Beerman	2009	350,000	—	918,750	61,990	44,000	107,616	112,772	1,595,128
Vice President—General	2008	348,654	—	58,800	57,507	—	77,311	112,945	655,217
Counsel and Secretary	2007	350,000	—	227,920	237,952	—	76,186	123,872	1,015,930

James L. Worrell	2009	286,000	—	918,750	56,566	41,800	84,716	144,598	1,532,430
Vice President, Human Resources

(1)
Reflects the grant date fair value of restricted stock or restricted stock units, as applicable, calculated in accordance with the provisions of FASB ASC Topic 718 (formerly FAS 123R). See note 14 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for certain assumptions underlying the value of awards.

(2)
Reflects the grant date fair value of grants of stock options, calculated in accordance with the provisions of FASB ASC Topic 718 (formerly FAS 123R). See note 14 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for certain assumptions underlying the value of awards.

(3)
Reflects discretionary payments made under the Company's 2009 Incentive Compensation Plan. No incentive plan payments were made in 2007 or 2008.

(4)
The amounts reported reflect only the change in the actuarial present value of the accumulated pension benefit of each NEO. For information on the pension plan and the assumptions used in calculating the change in pension value see pages 30-31. For information on the Deferred Compensation Plan, see page 15 and for additional information see pages 31-32.

(5)
The items of "All Other Compensation" reported for the NEOs are identified and quantified below:

		Allowances and Other Benefits		Additional All Other Compensation

Name	Year	Car Allowance ($)	Allowance ($)	Company Contribution to 401(k) Savings Plan ($)	Executive Supplemental Insurance Plan ($)	Executive Supplemental Insurance Plan Tax Gross Up ($)	Total ($)

Paul D. Carrico	2009	540	25,000	9,800	424,100	312,824	772,264

Gregory C. Thompson	2009	10,396	25,000	9,800	182,593	134,684	362,473

Mark J. Orcutt	2009	12,500	25,000	—	—	—	37,500

Joel I. Beerman	2009	4,410	25,000	9,077	42,751	31,534	112,772

James L. Worrell	2009	4,651	25,000	7,600	61,000	46,347	144,598

(6)
Bonus payment guaranteed under the terms of Mr. Orcutt's hiring agreement with the Company.

  Grants of Plan-Based Awards

        The following table reflects the following plan-based awards: Annual Cash Incentives, Restricted Stock Units Grants, and Stock Option Grants. Each of these is described in the Summary Compensation Table and in the Compensation Discussion and Analysis above.

					All Other Stock Awards: Number of Shares of Stock or Units (#)(2)			Grant Date Fair Value of Stock and Option Awards ($)(4)
		Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)				All Other Option Awards: Number of Securities Underlying Options (#)(3)
							Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)

Paul D. Carrico	12/03/2008	145,000	579,998	869,997
	07/27/2009				575,001			5,031,259
	02/24/2009					16,000	21.25	269,520

Gregory C. Thompson	12/03/2008	69,875	279,500	419,250
	07/27/2009				210,000			1,837,500
	02/24/2009					5,060	21.25	85,236

Mark J. Orcutt	12/03/2008	60,000	240,000	360,000
	07/27/2009				165,000			1,443,750
	02/24/2009					4,554	21.25	76,712

Joel I. Beerman	12/03/2008	50,000	200,000	300,000
	07/27/2009				105,000			918,750
	02/24/2009					3,680	21.25	61,990

James L. Worrell	12/03/2008	47,500	190,000	285,000
	07/27/2009				105,000			918,750
	02/24/2009					3,358	21.25	56,566

(1)
Amounts represent the potential Threshold, Target and Maximum payment levels under the Company's 2009 Incentive Compensation Plan. Performance targets and target award multiples are described under "Annual Cash Incentive Opportunity" above. Actual amounts paid to the NEOs are described therein and set forth in the Summary Compensation Table above.

(2)
Represents the number of RSUs granted in 2009. One-half of those RSUs vested on December 22, 2009, conditioned upon and due to the Company refinancing its senior secured credit facility on that date, as described under "Equity Based Awards" above. The other half of the RSUs vest ratably over three years, beginning on July 27, 2010.

(3)
Represents the number of stock options granted on February 24, 2009. The options granted will vest and become exercisable ratably over three years, beginning on February 24, 2010.

(4)
Reflects the grant date fair value of grants of stock options granted in 2009, calculated in accordance with the provisions of FASB ASC Topic 718 (formerly FAS 123R). See note 14 of the consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2009 for certain assumptions underlying the value of awards.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information on the holdings of stock options and stock awards by the NEOs at December 31, 2009. This table includes unexercised and unvested stock option awards and unvested restricted stock or RSUs. Each grant is shown separately for each NEO. The vesting schedules for all grants (other than the July 2009 grant of RSUs) shown are the same: Grants vest ratably in three equal installments beginning one year after the grant date. The July 2009 grant of RSUs contains both time—and performance-based vesting conditions described above. For additional information about stock option and RSU grants during 2009 and as a part of the Company's overall compensation program, see "Equity Based Awards" and "Equity Grant Practices" in the Compensation Discussion & Analysis.

	Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)(3)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(5)

Paul D. Carrico	03/06/2002	200	—	583.70	03/06/2012
	03/03/2003	200	—	476.00	03/03/2013
	03/02/2004	200	—	680.25	03/02/2014
	02/28/2006	750	—	722.75	02/28/2016
	02/27/2007	892	446	510.75	02/27/2017
	02/26/2008	2,000	4,000	168.00	02/26/2018
	02/24/2009	—	16,000	21.25	02/24/2019
						282,949	4,917,654

Gregory C. Thompson	02/08/2008	1,355	2,710	181.75	02/08/2018
	02/24/2009	—	5,060	21.25	02/24/2019
						105,946	1,841,341

Mark J. Orcutt	12/01/2008	1,334	2,666	41.50	12/01/2018
	02/24/2009	—	4,554	21.25	02/24/2019
						82,500	1,433,850

Joel I. Beerman	03/06/2002	580	—	583.75	03/06/2012
	03/03/2003	580	—	476.00	03/03/2013
	03/02/2004	580	—	680.25	03/02/2014
	02/28/2006	760	—	722.75	02/28/2016
	02/27/2007	905	452	510.75	02/27/2017
	02/26/2008	334	666	168.00	02/26/2018
	02/24/2009	—	3,680	21.25	02/24/2019
						51,788	900,075

	Option Awards					Stock Awards

Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(2)(3)	Option Exercise Price ($)(4)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Yet Vested ($)(5)

James L. Worrell	03/06/2002	66	—	583.75	03/06/2012
	03/03/2003	133	—	476.00	03/03/2013
	03/02/2004	200	—	680.25	03/02/2014
	02/28/2006	280	—	722.75	02/28/2016
	02/27/2007	714	356	510.75	02/27/2017
	02/26/2008	334	666	168.00	02/26/2018
	02/24/2009	—	3,358	21.25	02/24/2019
						51,755	899,502

(1)
The number of securities reported on all grant dates reflects the Company's 1-for-25 reverse stock split that was effected on July 28, 2009. Thus, for all grants, the number of such securities reported will differ from that reported in the Company's proxy statement for its 2009 annual meeting.

(2)
Since Messrs. Carrico, Beerman and Worrell have met the requirements of a "qualifying retirement," options and RSUs granted to them in 2007, 2008 and 2009 will continue to vest as scheduled except in the event of termination of employment for cause or failure to comply with the non-competition and non-solicitation provisions of the Plan.

(3)
The number of securities reported on all grant dates reflects the Company's 1-for-25 reverse stock split that was effected on July 28, 2009. Thus, for all grants, the number of such securities reported will differ from that reported in the Company's proxy statement for its 2009 annual meeting.

(4)
Option exercise prices on all grant dates reflect adjustments made in connection with the Company's 1-for-25 reverse stock split that was effected on July 28, 2009. Thus, the exercise price will differ from that reported in the Company's proxy statement for its 2009 annual meeting.

(5)
Calculated by multiplying the number of shares by the closing price of our common stock on December 31, 2009, which was $17.38.

Option Exercises and Stock Vested

        The following table provides information for the NEOs on the number of shares acquired upon vesting of stock awards in 2009 and the value realized. No stock options were exercised during 2009.

	Stock Awards

Name	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)(1)

Paul D. Carrico	294,461	4,951,430

Gregory C. Thompson	105,474	1,775,020

Mark J. Orcutt	82,500	1,386,000

Joel I. Beerman	53,976	907,605

James L. Worrell	53,881	906,014

(1)
Calculated by multiplying the number of shares acquired by the market value of the shares as of the relevant vesting dates.

Pension Benefits

        The table below reflects the present value of benefits accrued for each of the NEOs in the Retirement Plan.

        The Retirement Plan is a broadly based, qualified defined benefit pension plan, which provides a benefit upon retirement to eligible employees of Georgia Gulf Corporation in the United States. In general, all Georgia Gulf employees in the United States are eligible to participate in the Retirement Plan, although benefits may differ for employees covered by collectively bargained agreements or who are working in the operations of an acquired business or were employed prior to 1985 by the predecessor company to Georgia Gulf.

        The pension benefit is the sum of up to four benefits:

  •
  benefit accruals earned with a predecessor employer (Georgia-Pacific or an acquired company) based on service with the predecessor employer and, in the case of Georgia-Pacific, final average compensation as of the earlier of: (i) the time of termination or retirement, if applicable, or (ii) December 31, 2007. Certain participants in the Retirement Plan who are also participants in the Georgia Gulf Corporation 401(k) Plan have sub-accounts, referred to as "Pension Rollover Accounts," that are part of their 401(k) Plan accounts and that are associated with pre-1985 participation in a Georgia-Pacific defined contribution (savings) plan. Such a participant has the option of receiving the Pension Rollover Account in a lump sum upon retirement. If he or she does so, then the pension benefit under the Retirement Plan is reduced, on an actuarially equivalent basis, to reflect the individual's receipt of this lump sum amount. Messrs. Beerman and Worrell have benefit accruals from Georgia-Pacific under the Retirement Plan, and have Pension Rollover Accounts under the 401(k) Plan. Each of these individuals is assumed to take a lump sum distribution of his Pension Rollover Account upon retirement for the purpose of calculating the amounts presented;

  •
  1% of aggregate pensionable compensation (career average salary) earned after 1984 and before 2008. Pensionable compensation does not include any incentive or deferred compensation;

  •
  for employees who actively participated in the Retirement Plan after December 1, 2007, the actuarial equivalent of a notional Cash Balance Account to which are credited (i) specified percentages (ranging from 3.0% for a participant with fewer than 10 years of service and up to 6.0% for a participant with 20 or more years of service) of pensionable compensation, and (ii) interest credits based upon the "30-year Treasury interest rate" as of the last business day of October in the year prior to the year with respect to which the interest credit is made (but not less than 4% interest). As a result of a complete "freeze" on the accrual of additional benefits under the Retirement Plan, approved by the Board of Directors in the first quarter of 2009, no additional pay credits will be added to the Cash Balance Accounts with respect to compensation paid after March 31, 2009. However, the interest credits will continue; and

  •
  certain additional fixed benefit amounts are provided for a limited group of participants, including all of the NEOs, except for Mr. Thompson and Mr. Orcutt. These additional fixed benefit amounts are provided to achieve a target benefit of 30% of final year salary.

        As noted above, the Board of Directors approved an amendment to the Retirement Plan to provide for the cessation (or "freezing") of the accrual of additional benefits under the Retirement Plan, effective as of March 31, 2009.

        Several forms of benefit payments (including life annuity, both 50% and 100% joint and survivor options, and lump sums of up to $5,000) are available under the Retirement Plan. All forms of benefit payments are actuarially equivalent in value.

        Normal retirement benefits are available to employees with at least three years of service at age 62 and a reduced pension (by 6% per year prior to age 62) is available as early as age 55. If the employee dies prior to retirement, the spousal death benefit is a 100% survivor annuity. However, with regard to the Cash Balance Account the spouse or other beneficiary has the option of receiving the account in a single lump sum. All of the NEOs except for Mr. Orcutt and Mr. Thompson are fully vested in their benefits.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)

Paul D. Carrico	Retirement Plan	9	760,945

Gregory C. Thompson	Retirement Plan	1	1,707

Mark J. Orcutt	Retirement Plan	1	1,710

Joel I. Beerman	Retirement Plan	29	1,126,257

James L. Worrell	Retirement Plan	27	720,345

(1)
Amounts reported represent the actuarial present value of accumulated benefits computed using the discount rate of 6% and mortality assumption (RP 2000 Mortality Table with a blue collar adjustment and with mortality improvements projected to 2015 using Scale AA) that Georgia Gulf Corporation applies to amounts reported in its financial statement disclosures on its measurement date of December 31, 2009, and are assumed to be payable at the unreduced age of 62. For additional information regarding the assumptions made in the calculation, see note 15 of the Company's consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC.

Non-Qualified Deferred Compensation

        The following table provides information on the non-qualified deferred compensation of the NEOs in 2009, including (i) NEOs' contributions through deferral of salary and/or bonus during 2009; (ii) investment earnings on those deferral amounts and deferral amounts from prior years, and (iii) each NEO's account balance at year-end.

        The Deferred Compensation Plan, or DCP, allows eligible employees, including the NEOs, to elect to defer a portion of their otherwise taxable salary and/or bonus. The elections are made prior to the beginning of each year. Amounts deferred by the employee are shown in the Summary Compensation Table when earned. The Company does not make any contribution to the DCP.

        The employee can elect a date to be paid out, which can be during or after employment, subject to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"). If no election is made, all amounts will be distributed upon termination of service. The employee earns a deferred return based on deemed investments in mutual funds selected by the employee from a list provided by the Company. In 2009, the returns on those funds ranged from about 2.81% to 42.42%. The investment list is similar to the investments available through the Company's 401(k) Plan. The investment risk is borne entirely by the employee. Investment selections may be changed daily. The Company does not guarantee a return on deferred amounts. Gains and losses are credited based on the employee's election of investment choices and the employee's account may increase or decrease in value.

        Generally, a participant will receive a lump sum payment or installments over a period of years (from 2 years to 15 years), inclusive, as elected by the participant in the initial deferral election. Generally, payment is made, or starts, upon termination of employment or at a date specified by the employee in the initial deferral election, but the date specified by the employee must be at least two years after the date on which the employee makes the election. Payments cannot begin for "specified employees," under applicable law, until the first day of the seventh month after termination of service.

Executive Contributions in Last FY
Aggregate Withdrawals/ Distributions in Last FY ($)
Name	Deferred Salary Plan ($)	Deferred Bonus Plan ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)		Aggregate Balance at Last FYE ($)(2)

Paul D. Carrico	—	—	—	—	—	—

Gregory C. Thompson	—	—	—	—	—	—

Mark J. Orcutt	—	—	—	—	—	—

Joel I. Beerman	—	—	—	33,777	—	196,052

James L. Worrell	—	—	—	—	—	—

(1)
Total earnings during 2009 on deferrals made in 2009 and prior years. None of these amounts is included in the Summary Compensation Table.

(2)
Account balance as of December 31, 2009.

Payments on Termination or Change in Control

        In the event of a change in control, the NEOs may be entitled to certain benefits under our Severance Plan, as well as the vesting of unvested stock options and restricted stock or RSUs under our equity incentive plans. The change in control provisions are intended to allow the employee to continue to act in the best interests of our stockholders while evaluating business opportunities. Generally, a change in control will be deemed to have occurred (i) if we are merged or consolidated with an entity or sell substantially all of our assets to an entity unless immediately after that merger, consolidation or sale, no person (excluding an entity that results from the transaction) owns directly or indirectly 33% or more of the combined voting power of the outstanding securities of the combined or acquiring entity, and at least half of the members of the board of directors of the surviving corporation after the transaction were members of our Board at the time of the approval of the transaction, (ii) in the case of an acquisition by a person of more than 33% of our common stock, (iii) if specified changes in our Board of Directors occur, or (iv) if our stockholders approve our liquidation or dissolution.

        Under the Company's Severance Plan, in the event of a change of control, subject to certain limitations, NEOs are entitled to certain benefits in the event of termination. "Termination" includes both "involuntary termination" and "voluntary termination."

        "Involuntary Termination" means the termination of the NEO's employment by the Company for any reason; however, an involuntary termination shall not be deemed to occur if:

  (a)
  the termination of employment is due to: (i) the transfer (A) of the NEO to an affiliate or subsidiary of the Company or (B) of any operations of the Company, or (ii) the purchase of the Company or any operations of the Company by a third party purchaser, and the NEO is offered comparable employment by such purchaser;

  (b)
  the NEO's employment terminates on account of death, disability or retirement under a retirement plan of the Company that is qualified under section 401(a) of the Code, covering such NEO;

  (c)
  the NEO's employment is terminated for Cause; or

  (d)
  the NEO resigns his employment or fails to continue reporting to work and performing satisfactorily his job duties through the date specified by the Company.

        "Voluntary Termination" means the NEO's resignation from employment with the Company for Good Reason within 24 months following a change of control, as long as the resignation results from a "Separation from Service" (as that term is defined in the Severance Plan).

        "Cause" means:

  (a)
  any activity as an employee, principal, agent, or consultant for another entity that competes, directly or indirectly, with the Company in any actual, researched, or prospective product, service, system, or business activity for which the NEO has had any direct or indirect responsibility during the last five years of his employment with the Company in any territory in which the Company manufactures, sells, markets, services, or installs such product, service, system, or business activity;

  (b)
  the solicitation of any employee of the Company to terminate his or her employment with the Company;

  (c)
  the disclosure to any person not employed by or serving as a director of the Company, or the use in other than the Company's business, in each case without prior written authorization from the Company, of any confidential, proprietary or trade secret information or material relating to the business of the Company, acquired by the NEO either during employment with the Company or while acting as a consultant for the Company;

  (d)
  the failure or refusal to disclose promptly and to assign to the Company upon request all right, title and interest in any invention or idea, patentable or not, made or conceived by the NEO during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or the failure or refusal to do anything reasonably necessary to enable the Company to secure a patent where appropriate, whether in the United States or in other countries; or

  (e)
  any other conduct or act determined to be injurious, detrimental or prejudicial to any significant interest of the Company unless the NEO acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company.

        "Good Reason" means: (i) the Company reduces the NEO's compensation (base salary, bonus or short-term and long-term incentives) except where the Company has instituted a compensation reduction program applicable to all senior executives or (ii) any attempted relocation of the NEO's place of employment to a location more than 150 miles from the location of such employment on the date of such attempted relocation, and such reduction or relocation is not cured by the Company within 15 days after the date the NEO delivers a notice of termination for Good Reason.

        A NEO must execute a separation agreement and general release in such form as the Company determines in order to be eligible for benefits under the Severance Plan. Further, any NEO who breaches the separation agreement or engages in certain conduct, including competition with the Company, solicitation of our employees, disclosure of confidential information, failure to assign any invention or idea that the NEO came up with during his employment and relating to the actual or anticipated business of the Company, or any other conduct determined to be injurious to the Company will no longer be entitled to benefits.

        If a NEO experiences a qualifying termination (as described in the Severance Plan) within 24 months following a Change of Control, and complies with all of the other terms and conditions of the severance plan, he shall be eligible to receive:

  •
  severance pay equal to his annual base salary plus the current year annual incentive target payout opportunity multiplied by two in the case of the CEO and 1 1/2 in the case of the other NEOs;

  •
  a pro rata portion of the current target bonus opportunity that the NEO would be eligible to earn for the fiscal year in which the termination date occurs calculated by assuming payment at 100% of the target amount pro rated for the number of days in the bonus period that have elapsed from the beginning of the bonus period through the termination date;

  •
  accrued but unused vacation pay;

  •
  until the earlier of (i) the day upon which the NEO begins new employment and is eligible for such welfare benefits, or (ii) (A) the second anniversary of the termination date in the case of the CEO or (B) 18 months after the termination date in the case of the other NEOs, the Company will:

  –
  continue to provide life insurance benefits that are substantially equivalent to those which were provided to the NEO and the NEO's family immediately prior to the termination date (or, if greater, immediately before the Change of Control);

  –
  continue to maintain medical, dental and vision benefit plans and programs substantially equivalent to those in effect on the termination date and the Company shall reimburse the NEO for the amount of the required premium or contribution for continued coverage for the NEO and the NEO's family under the Company's medical, dental and vision benefit plans and programs, pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), minus the amount of the employee contribution for such coverage that is generally required (i.e., in the case of an active employee); and

  –
  pay to the NEO an amount equal to the premium required to obtain an individual policy of disability insurance providing a benefit substantially equivalent to the benefit that applied to the NEO immediately prior to the termination date.

        The severance benefits described above (including the partial reimbursement of COBRA premiums or contributions and disability insurance premiums), in the case of a "specified employee" under Section 409A of the Code, generally shall be paid or commence to be paid on the first day of the seventh month after termination; provided, however, that in the case of reimbursements to a NEO for the cost of medical, dental and vision benefits and disability insurance premiums, such reimbursements shall be made on or before the last day of the NEO's taxable year following the taxable year in which the NEO incurred the expense that is being reimbursed.

        Under the Company's equity incentive plans in the event of a change of control, the NEO's unvested stock options or restricted stock or RSUs will vest. However, if the NEO engages in the certain conduct, including competition with the Company, solicitation of our employees, disclosure of confidential information, failure to assign any information or idea or other conduct determined to be injurious to the Company, the NEO must:

  •
  return to the Company, in exchange for payment by the Company of any amount actually paid therefor by the NEO, all shares of common stock that the NEO has not disposed of that were offered within a specified period prior to the date of the commencement of such activity; and

  •
  with respect to any shares of common stock so acquired that the NEO has disposed of, pay to the Company in cash the difference between:

  –
  any amount actually paid therefor by the NEO, and

  –
  the market value per share of the shares of common stock on the date of such acquisition.

        To the extent that such amounts are not paid to the Company, the Company may set off the amounts so payable to it against any amounts that may be owing from time to time by the Company to the NEO.

        The Company does not have any other individual severance or change in control agreements with the NEOs, other than its arrangement with Mr. Orcutt, which guarantees payment of Mr. Orcutt's salary and target bonus amount for a period of two years from his date of hire and then payment of one-half of his salary amount for the next two years if he is involuntarily terminated for any reason other than Cause. As such, absent eligibility for benefits described above, the NEOs (other than Mr. Orcutt) do not have any termination benefits or benefits triggered as the result of a change in control, that are different than those afforded other employees of the Company, such as death benefit salary continuation (one month of salary).

Payments on Termination or Change in Control

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Executive Supplemental Insurance Plan	Executive Supplemental Insurance Plan Tax Gross Up	Medical Program Benefits	Disability Insurance Benefit	Stock Options (1)	Restricted Stock ($)(2)

Paul D. Carrico	1,449,994	1,159,995	—	—	32,495	12,915	—	2,429,000

Gregory C. Thompson	645,000	419,250	—	—	24,371	9,686	—	1,693,171

Mark J. Orcutt	614,502	360,000	—	—	19,082	9,686	—	1,330,348

Joel I. Beerman	525,000	300,000	—	—	24,371	9,686	—	443,556

James L. Worrell	429,000	285,000	—	—	39,543	9,686	—	443,556

(1)
At December 31, 2009, all unexercised options had exercise prices above the market price of $17.38.

(2)
The value reported represents the difference between the market value of the stock on December 31, 2009 and the amount expensed as of December 31, 2009.

Compensation Committee Interlocks and Insider Participation

        In 2009, the leadership development and compensation committee of the Board of Directors was composed of Wayne C. Sales, Patrick J. Fleming (until September 2009), Charles L. Henry and Yoshi Kawashima (until their respective resignations in July 2009), David Weinstein (beginning September 13, 2009), T. Kevin DeNicola (beginning September 13, 2009) and Stephen E. Macadam (beginning September 13, 2009 and continuing until January 12, 2010, the date on which Mr. Macadam transitioned from the leadership development and compensation committee to the audit committee) none of whom was or is an officer or employee of the Company and none of whom has any other relationship requiring disclosure under the rules of the SEC.

Summary of Compensation and Benefit Plan Risk

        While the Company does not believe the Company's compensation and benefit policies and practices are reasonably likely to have a material adverse effect on the Company, the terms of the RSU grants to 71 officers and employees of the Company contained provisions vesting of one-half of the RSUs subject to such grant upon the refinancing of the Company's senior secured credit facility at any time prior to July 27, 2012. As described above, the refinancing of such facility was completed on December 22, 2009. Notwithstanding any potential risks associated with the possible accelerated vesting of up to 50% of such awards being tied to the completion of the refinancing of the Company's senior secured credit facility, in light of, among other things, the factors described above and the importance to the Company of timely completing a refinancing of its senior secured credit facility, the amount of effort which would be required of management to complete these transactions, and the fact that any proposed refinancing would be subject to the approval of the Company's Finance Committee and the full Board (who, other than Mr. Carrico, had not received RSU grants with similar vesting conditions), the Company believes that the terms and conditions of such grants were an appropriate motivational tool in the best interests of the Company.

PROPOSAL II—THE AMENDMENT OF ARTICLE XV OF
THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION
TO REMOVE THE REQUIREMENT OF PLURALITY VOTING FOR DIRECTORS

        A proposal to amend our Certificate to remove the requirement of plurality voting for directors was included in our 2008 proxy statement and received support from a majority of the shares cast at the 2008 stockholders' meeting but fewer than the four-fifths of our outstanding common stock required by our Certificate for approval of such proposal. Our Board of Directors continues to believe that we should implement majority voting for uncontested director elections through amendments to our Certificate, bylaws and corporate governance policies. This decision furthers our Board's goal of increasing its accountability to stockholders.

        In plurality voting, the nominees for available directorships who receive the highest number of affirmative votes cast are elected irrespective of how small the number of affirmative votes is in comparison to the total number of shares voted (i.e., all affirmative votes and withheld votes). Theoretically, a nominee could be elected as a director with one affirmative vote and several million withheld votes under the plurality voting system. Under a majority voting provision, a director nominee in an uncontested election must be elected by a majority of the votes cast. A majority of votes cast means that the number of shares voted "for" a director must exceed the number of votes withheld or cast "against" that director. Under such a provision a director nominee in a contested election (one in which the number of director nominees exceeds the number of directors to be elected) would continue to be elected by a plurality of the votes cast.

        Article XV of our Certificate states that directors will be elected "by plurality vote of all votes cast," without regard to whether the election is contested or uncontested. In order to implement our new majority voting, this concept must be deleted from Article XV. The Board of Directors, after careful consideration, has adopted resolutions approving and declaring the advisability of the amendment of our Certificate, subject to stockholder approval, to delete this reference to plurality voting in Article XV. The text of Article XV of our Certificate as proposed to be amended is set forth in Annex A, with the deletion indicated by strike-through. The current proposal described above is qualified in its entirety by reference to the actual text as set forth in Annex A. If this proposal, together with Proposal III (regarding declassification of our board of directors) and Proposal IV (regarding deletion of the four-fifths voting requirement for repeal of, or amendments to, Article XV of our Certificate) are all adopted by the stockholders, the text of Articles VIII and XV of our Certificate would be amended as set forth in Annex D, with the deletions indicated by strike-through and additions indicated by underlining.

Vote and Effectiveness

        Pursuant to Article XV of our Certificate, the affirmative vote of the holders of at least four-fifths of our outstanding common stock (whether or not the holders of such shares are present or represented by proxy at the meeting) is required for approval of this proposal. Shares not present at the meeting and shares voting "abstain" effectively count as votes against the proposal. If the proposal is approved, the amendment of our Certificate deleting the reference to plurality voting will become effective upon filing of an amendment to our Certificate with the Delaware Secretary of State.

Amendment of Bylaws and Addition to Corporate Governance Policies

        If adopted, the proposal would simply remove the mandate in our Certificate that voting for directors be by plurality vote. Following adoption by the stockholders of the proposal, our Board of Directors will make appropriate amendments to our bylaws and corporate governance policies and take such other actions as are necessary to implement majority voting for uncontested Director elections.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PROPOSAL III—THE AMENDMENT OF ARTICLE XV
OF THE COMPANY'S AMENDED CERTIFICATE OF
INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

        Our Certificate currently provides that our Board of Directors is divided into three classes, as nearly equal in number as possible, with the members of each class serving staggered three-year terms. This structure is commonly known as a "classified board."

        A non-binding stockholder proposal requesting that our Board of Directors take the necessary steps to declassify the Board of Directors and establish annual elections of Directors, whereby Directors would be elected annually and not by classes, was approved at the 2009 annual meeting. In light of stockholder support for this proposal, the Board of Directors and its nominating and governance committee have reconsidered the merits of declassifying the Board of Directors. In its review, the Board considered the purposes of a classified board to enhance continuity and effectiveness of experienced directors to plan and execute long-term strategies with respect to the various businesses and markets in which we operate and to promote the ability of independent directors to negotiate effectively with a potential acquirer to receive the greatest possible stockholder value. The Board also considered corporate governance trends and the view held by many institutional stockholders that a classified board has the effect of reducing the accountability of directors. The Board of Directors, after careful consideration, has adopted resolutions approving and declaring the advisability of the amendment of our Certificate, subject to stockholder approval, to declassify our Board.

        Under the proposed amendment to our Certificate, the declassification of our Board of Directors would be effective as of our 2011 annual meeting of stockholders and would be phased in over a three-year period. Our current directors, including the three Class II directors nominated for election to three-year terms at this year's meeting, will continue to serve the remainder of their elected terms. Class III directors with terms expiring at the 2011 annual meeting will be elected to one-year terms, as will Class I directors with terms expiring at the 2012 annual meeting. Beginning with the 2013 annual meeting, and at each annual meeting thereafter, all directors will be elected annually. In other words, the directors who, prior to the adoption of the proposed amendment, had been elected for three-year terms ending in 2012 and 2013 would continue to serve out those terms so that no director previously elected to a three-year term would have his term shortened. Any vacancies that occur on our Board of Directors may be filled by the Board, and any such newly appointed director will serve for the remainder of the unexpired portion of the term of the director who departed.

        The amendment would be effected by deleting certain language in Article XV of our Certificate and adding certain language providing for the transition to a declassified board. The text of Article XV of our Certificate as proposed to be amended is set forth in Annex B, with deletions indicated by strike-through and additions indicated by underlining. The proposal described above is qualified in its entirety by reference to the actual text of the amendment as set forth in Annex B. If this proposal, together with Proposal II (regarding the elimination of plurality voting in favor of majority voting), and Proposal IV (regarding deletion of the four-fifths voting requirement for repeal of, or amendments to, Article XV of our Certificate) are all adopted by the stockholders, the text of Articles VIII and XV of our Certificate would be amended as set forth in Annex D, with the deletions indicated by strike-through and additions indicated by underlining.

Vote and Effectiveness

        Pursuant to Article XV of our Certificate, the affirmative vote of the holders of at least four-fifths of our outstanding common stock (whether or not the holders of such shares are present or represented by proxy at the meeting) is required for approval of this proposal. Shares not present at the meeting and shares voting "abstain" effectively count as votes against the proposal. If the proposal is approved, the amendment of our Certificate deleting the references to a classified board will become effective upon filing of an amendment to our Certificate with the Delaware Secretary of State.

Amendment of Bylaws

        Following adoption by the stockholders of the board declassification proposal, the Board of Directors will make conforming amendments to our bylaws.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

PROPOSAL IV—THE AMENDMENT OF ARTICLE XV
OF THE COMPANY'S AMENDED CERTIFICATE OF
INCORPORATION TO REMOVE THE REQUIREMENT OF A FOUR-FIFTHS
STOCKHOLDER VOTE FOR REPEAL OR AMENDMENT OF SUCH ARTICLE

        Our Certificate currently provides that Article XV (which primarily establishes a classified board of directors and mandates plurality voting for directors) may only be repealed or amended by the affirmative vote of the holders of four-fifths of our outstanding common stock. The proposed amendment would eliminate this super-majority vote requirement if this proposal as well as the other two proposals to remove the requirement for plurality voting and to declassify the Board are approved. If the proposal is adopted, then under the Delaware General Corporation Law the affirmative vote of only a majority of the voting power of our outstanding common stock, rather than four-fifths, would be necessary to approve any repeal of, or amendment to, Article XV approved and recommended by our Board of Directors.

        If the deletions of both Proposal II (regarding removing the requirement of plurality voting for directors in uncontested elections) and Proposal III (regarding declassifying our Board of Directors) are adopted by our stockholders, the remaining provisions of Article XV essentially repeat provisions of the Delaware General Corporation Law and would not need super-majority-vote protection against alterations to their terms.

        The Board of Directors has adopted resolutions approving and declaring the advisability of the amendment of our Certificate subject to stockholder approval to delete this reference to a four-fifths vote in Article XV, if and only if both Proposal II and Proposal III are adopted by our stockholders. As part of this proposal, the cross-reference to Article XV that is made in Article VIII of our Certificate would be deleted. The text of Articles VIII and XV of our Certificate as proposed to be amended is set forth in Annex C, with the deletion indicated by strike-through. The current proposal described above is qualified in its entirety by reference to the actual text as set forth in Annex C. If this proposal, together with Proposal II (regarding the elimination of plurality voting in favor of majority voting), and Proposal III (regarding declassification of our Board of Directors) are all adopted by the stockholders, the text of Articles VIII and XV of our Certificate would be amended as set forth in Annex D, with the deletions indicated by strike-through and additions indicated by underlining.

Vote and Effectiveness

        Pursuant to Article XV of our Certificate, the affirmative vote of the holders of at least four-fifths of our outstanding common stock (whether or not the holders of such shares are present or represented by proxy at the meeting) is required for approval of this proposal. Shares not present at the meeting and shares voting "abstain" effectively count as votes against the proposal. If the proposal is approved, the amendment of our Certificate deleting the four-fifths voting requirement of such article will become effective upon filing of an amendment to our Certificate with the Delaware Secretary of State.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

 AUDIT COMMITTEE REPORT

        Three directors make up the audit committee of our Board of Directors: T. Kevin DeNicola (Chairman), Patrick J. Fleming and Stephen E. Macadam. Mr. DeNicola became a member of the committee on September 13, 2009, and Mr. Macadam became a member of the committee on January 12, 2010.

        During the course of performing its duties, the audit committee:

  •
  reviewed and discussed with management our audited financial statements as of and for the year ended December 31, 2009;

  •
  discussed with Deloitte & Touche LLP, our independent registered public accounting firm for 2009, the items regarding accounting principles set out in Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

  •
  received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP's communications with the audit committee concerning independence, and has discussed with Deloitte & Touche LLP their independence;

  •
  obtained and reviewed a report by Deloitte & Touche LLP required by the New York Stock Exchange Listing Standards describing: (1) the firm's internal quality control procedures; (2) any material issues raised by: (a) the most recent internal quality control review of the firm, or (b) peer review of the firm, or (c) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (3) all relationships between Deloitte & Touche LLP and Georgia Gulf Corporation (to assess Deloitte & Touche LLP's independence); and

  •
  reviewed the adequacy of the system of internal controls and management information systems with our internal auditor and our independent registered public accounting firm.

        Based on these reviews and discussions, the audit committee recommended to the Board of Directors that the Company's 2009 audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2009.

T. Kevin DeNicola, Chairman Patrick J. Fleming Stephen E. Macadam

 PROPOSAL V—APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of the Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010. The Board of Directors recommends that this appointment be ratified. If the stockholders fail to ratify this appointment, the audit committee may, but is not required to, reconsider whether to retain that firm. Even if the appointment is ratified, the audit committee in its discretion may direct the appointment of a different accounting firm at any time during the year it if determines that such a change would be in the best interests of the Company and its stockholders.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting and, if present, will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

Independent Registered Public Accounting Firm's Fees

        For the years ended December 31, 2009 and 2008, we had professional services performed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, "Deloitte & Touche"). Audit, audit-related and tax fees aggregated $3,030,527 and $2,761,790 for the years ended December 31, 2009 and 2008, respectively, and were composed of the following:

  Audit Fees

        The aggregate fees billed for the annual audit of our consolidated financial statements for the years ended December 31, 2009 and 2008, for the quarterly reviews of the interim consolidated financial statements included in our quarterly reports on Form 10-Q in those periods, and for audit services provided in connection with other statutory or regulatory filings were $2,180,980 and $2,448,721, respectively.

  Audit-Related Fees

        The aggregate fees billed for audit-related services for the years ended December 31, 2009 and 2008 were $345,101 and $260,156, respectively. These fees related to employee benefit plan audits, accounting consultation services and other attestation services.

  Tax Fees

        The aggregate fees billed for tax services for the years ended December 31, 2009 and 2008 were $504,446 and $52,913, respectively. These fees related to the review of federal and state tax returns, tax compliance fees, general tax consulting services and property tax services.

All Other Fees

        There were no other fees paid to Deloitte & Touche LLP for the years ended December 31, 2009 or 2008.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm.

        Under the policy, pre-approval is generally provided for work associated with registration statements under the Securities Act of 1933 (for example, comfort letters or consents); statutory or other financial audit work for affiliated subsidiaries that is not required for the Securities Exchange Act of 1934 (the "1934 Act") audits or filings; due-diligence work for potential acquisitions or disposals; attest services required by statute or regulation; adoption of new accounting pronouncements or auditing and disclosure requirements and accounting or regulatory consultations; internal control reviews and assistance with internal control reporting requirements; tax compliance, tax planning and related tax services, excluding any tax service prohibited by regulatory or other oversight authorities; and assistance and consultation on questions raised by regulatory agencies. For each proposed service, the independent registered public accounting firm is required to provide supporting documentation at the time of approval to permit the audit committee to make a determination whether the provision of such services would impair the independent registered public accounting firm's independence.

        The audit committee has approved in advance certain permitted services whose scope is routine in nature. These services are (i) statutory or other financial audit work for affiliated subsidiaries that is not required for the 1934 Act audit, (ii) certain tax compliance services, (iii) the audit of our employee benefit plans; (iv) certain services related to the Company's filing of various registration statements.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

        We do not know of any matters, other than those stated above, which are to be brought before the meeting. However, if any other matters should be properly presented for consideration and voting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their judgment.

STOCKHOLDER PROPOSALS

        Proposals by stockholders intended to be presented at the 2011 annual meeting must be forwarded in writing and received at our principal executive offices no later than December     , 2010, directed to the attention of the corporate secretary, for consideration for inclusion in our proxy statement for the annual meeting of stockholders to be held in 2011. If you intend to submit a matter for consideration at next year's meeting, other than by submitting a proposal to be included in our proxy statement, you must give timely notice according to our bylaws. Those bylaws provide that, to be timely, your notice must be received by our corporate secretary between January     , 2011 and February     , 2011. For each matter you intend to bring before the meeting, your notice must comply with all applicable provisions of our bylaws, including a description of the business you wish to be considered, the reasons for conducting that business at the meeting, and any material interest you have in that business as well as information regarding you and the number of shares of our stock that you own. Any stockholder proposals must comply in all respects with the rules and regulations of the SEC.

ANNUAL REPORT

        A copy of the 2009 Annual Report on Form 10-K report as filed with the SEC, excluding exhibits, will be mailed to stockholders without charge upon written request to: Investor Relations, Georgia Gulf Corporation, 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346.

Joel I. Beerman Vice President, General Counsel and Secretary
April , 2010

 Annex A

        The text indicated by strike-through will be deleted if stockholders approve Proposal II to amend our certificate of incorporation, as amended.

TEXT OF ARTICLE XV:

        XV.    The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the whole Board of Directors shall not be less than one. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors shall be determined by the affirmative vote of a majority of the whole Board of Directors.

        Commencing at the 1990 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in this Article XV. At the annual meeting of the stockholders held in 1990, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, with the members of each class to hold office until their successors are elected and qualified. ~~At each succeeding annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all shares cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

        Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        The vote required for any amendment to, or repeal of, all or any portion of this Article XV shall be the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting called for the purpose of voting thereon).

A-1

 Annex B

        The text indicated by strike-through will be deleted and the text indicated by underlining will be added if stockholders approve Proposal III to amend our certificate of incorporation, as amended.

TEXT OF ARTICLE XV:

        XV.    The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the whole Board of Directors shall not be less than one. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors shall be determined by the affirmative vote of a majority of the whole Board of Directors.

        At the 2011 annual meeting of the stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders (which number of directors shall be approximately one-third of the total number of directors of the corporation); at the 2012 annual meeting of stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 annual meeting of stockholders (which number of directors shall be approximately two-thirds of the total number of directors of the corporation); and at the 2013 annual meeting of stockholders, and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders.

        ~~Commencing at the 1990 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in this Article XV. At the annual meeting of the stockholders held in 1990, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, with the members of each class to hold office until their successors are elected and qualified.~~ At each ~~succeeding~~ annual meeting of the stockholders of the corporation, the ~~successors of the class of~~ directors ~~whose term expires at that meeting~~ shall be elected by plurality vote of all shares cast at such meeting to hold office ~~for a term expiring at~~ until the next annual meeting of stockholders. ~~held in the third year following the year of their election.~~

        Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term ~~of the class of directors in which~~ of the new directorship ~~was created~~ or the directorship in which the vacancy occurred and until such director's successor shall have been elected and qualified at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        The vote required for any amendment to, or repeal of, all or any portion of this Article XV shall be the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting called for the purpose of voting thereon).

B-1

 Annex C

        The text indicated by strike-through will be deleted and the text indicted by underlying will be added if stockholders approve Proposal IV to amend our certificate of incorporation, as amended.

TEXT OF ARTICLE XV:

        XV.    The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the whole Board of Directors shall not be less than one. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors shall be determined by the affirmative vote of a majority of the whole Board of Directors.

        Commencing at the 1990 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in this Article XV. At the annual meeting of the stockholders held in 1990, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all shares cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

        Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        ~~The vote required for any amendment to, or repeal of, all or any portion of this Article XV shall be the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting called for the purpose of voting thereon).~~

TEXT OF ARTICLE VIII:

        VIII.    Except as set forth in Articles IX, X, XI, and XIV ~~and XV~~ hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

C-1

 Annex D

        The text indicated by strike-through will be deleted and the text indicated by underlining will be added if stockholders approve Proposals II, III and IV to amend our certificate of incorporation, as amended.

TEXT OF ARTICLE XV:

        XV.    The business and affairs of the corporation shall be managed under the direction of the Board of Directors. The number of directors constituting the whole Board of Directors shall not be less than one. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, the number of directors shall be determined by the affirmative vote of a majority of the whole Board of Directors.

        At the 2011 annual meeting of the stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2012 annual meeting of stockholders (which number of directors shall be approximately one-third of the total number of directors of the corporation); at the 2012 annual meeting of stockholders of the corporation, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2013 annual meeting of stockholders (which number of directors shall be approximately two-thirds of the total number of directors of the corporation); and at the 2013 annual meeting of stockholders, and each annual meeting of stockholders thereafter, all directors shall be elected for terms expiring at the next annual meeting of stockholders.

        ~~Commencing at the 1990 annual meeting of stockholders, the directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified with respect to the time for which they severally hold office into three classes, as nearly their equal in number as possible, as shall be provided in the manner specified in this Article XV. At the annual meeting of the stockholders held in 1990, one class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1991, another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1992, and another class shall be originally elected for a term expiring at the annual meeting of stockholders to be held in 1993, with the members of each class to hold office until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the corporation, the successors of the class of directors whose term expires at that meeting shall be elected by plurality vote of all shares cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

        Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV relating to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term ~~of the class of directors in which~~ of the new directorship ~~was created~~ or the directorship in which the vacancy occurred and until such director's successor shall have been elected and qualified at the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

D-1

        ~~The vote required for any amendment to, or repeal of, all or any portion of this Article XV shall be the affirmative vote of the holders of at least four-fifths of the outstanding shares of Common Stock (whether or not the holders of such shares are present or represented at any meeting called for the purpose of voting thereon).~~

TEXT OF ARTICLE VIII:

        VIII.    Except as set forth in Articles IX, X, XI, and XIV ~~and XV~~ hereof, the corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

D-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 0163TD 1 U P X + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Mark L. Noetzel* 02 - Stephen E. Macadam* 03 - David N. Weinstein* 1. Election of Directors: For Withhold For Withhold For Withhold For Against Abstain 2. Proposal to approve an amendment to the Company's certificate of incorporation to remove the requirement of plurality voting for directors. 4. Proposal to approve an amendment to the Company's certificate of incorporation to remove the requirement of a four-fifths stockholder vote to repeal or amend Article XV of the Company's certificate of incorporation. For Against Abstain 3. Proposal to approve an amendment to the Company's certificate of incorporation to declassify the Board of Directors. 5. Proposal to ratify the appointment of Deloitte & Touche LLP to serve as the independent registered public accounting firm for the year ending December 31, 2010. * Each to serve for a term of three years The Board of Directors recommends a vote FOR Proposal 2. The Board of Directors recommends a vote FOR Proposal 3. For Against Abstain The Board of Directors recommends a vote FOR Proposal 4. For Against Abstain The Board of Directors recommends a vote FOR Proposal 5. 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 0 2 5 2 6 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 1234 5678 9012 345 Admission Ticket IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 18, 2010. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/GGC • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

Proxy for Annual Meeting of Stockholders — May 18, 2010 This Proxy is Solicited by the Board of Directors The undersigned hereby appoints Mark L. Noetzel and Paul D. Carrico, or either of them, with full power of substitution as proxyholders to represent and to vote, as designated hereon, the common stock of the undersigned at the annual meeting of stockholders of Georgia Gulf Corporation to be held on May 18, 2010 and any adjournment thereof. If the undersigned has voting rights to shares of Georgia Gulf Corporation common stock under Company stock funds in the Georgia Gulf Corporation 401(k) Retirement Savings Plan, the undersigned hereby directs the trustee to vote shares equal to the number of shares allocated to the undersigned’s account under the applicable plan with the instructions given herein. Shares as to which the trustee does not receive instructions by 12:00 p.m. Eastern Time, May 13, 2010, will be voted by the trustee in accordance with the Board of Directors' recommendation for each of Proposals 1 through 5. The shares represented by this proxy card will be voted as directed on the front. IF NO DIRECTION IS GIVEN AND THE PROXY CARD IS VALIDLY EXECUTED, THE SHARES WILL BE VOTED FOR THE THREE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 - 5. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. Proxy — Georgia Gulf Corporation Georgia Gulf Corporation Annual Meeting of Stockholders Admission Ticket The Annual Meeting of Stockholders of Georgia Gulf Corporation will be held in the Conference Center at the South Terraces, 115 Perimeter Center Place, Atlanta, Georgia 30346, on May 18, 2010 at 1:30 pm local time. TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON, YOU MUST PRESENT THIS ADMISSION TICKET, ALONG WITH PHOTO IDENTIFICATION. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

GENERAL
PROPOSAL I—ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION
PROPOSAL II—THE AMENDMENT OF ARTICLE XV OF THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION TO REMOVE THE REQUIREMENT OF PLURALITY VOTING FOR DIRECTORS
PROPOSAL III—THE AMENDMENT OF ARTICLE XV OF THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS
PROPOSAL IV—THE AMENDMENT OF ARTICLE XV OF THE COMPANY'S AMENDED CERTIFICATE OF INCORPORATION TO REMOVE THE REQUIREMENT OF A FOUR-FIFTHS STOCKHOLDER VOTE FOR REPEAL OR AMENDMENT OF SUCH ARTICLE
AUDIT COMMITTEE REPORT
PROPOSAL V—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OTHER MATTERS THAT MAY COME BEFORE THE MEETING
STOCKHOLDER PROPOSALS
ANNUAL REPORT
  Annex A
  Annex B
  Annex C
  Annex D